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                                                                   EXHIBIT 10.15

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                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

                          Dated as of September 1, 2004

                                     between

                                ABSORPTION CORP.

                                       and

                        BRANCH BANKING AND TRUST COMPANY

                                   relating to

 $4,900,000 Wayne County Industrial Development Authority Tax-Exempt Industrial
       Development Revenue Bonds (Absorption Corp. Project), Series 2004

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                               TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01  Certain Defined Terms............................................1
Section 1.02  Computation of Time Periods......................................5
Section 1.03  Accounting Terms.................................................5

                                   ARTICLE II
            AMOUNT AND TERMS OF THE LETTER OF CREDIT; PLEDGE OF BONDS

Section 2.01  The Letter of Credit.............................................6
Section 2.02  Issuing the Letter of Credit.....................................6
Section 2.03  Fees and Expenses................................................6
Section 2.04  Reimbursement; Bond Escrow Account...............................6
Section 2.05  Tender Advances..................................................7
Section 2.06  Interest on Tender Advances......................................7
Section 2.07  Prepayments; Reinstatement of Letter of Credit Amounts...........7
Section 2.08  Increased Costs..................................................8
Section 2.09  Payments and Computations........................................9
Section 2.10  Evidence of Debt.................................................9
Section 2.11  Obligations Absolute.............................................9
Section 2.12  Payment with Bank's Funds.......................................10
Section 2.13  Extension of the Stated Termination Date........................10
Section 2.14  Pledge of Bonds.................................................10

                                   ARTICLE III
                             CONDITIONS OF ISSUANCE

Section 3.01  Conditions Precedent to Issuance of the Letter of Credit........11
Section 3.02  Additional Conditions Precedent to Issuance of the
                 Letter of Credit.............................................12
Section 3.03  Conditions Precedent to Each Tender Advance.....................13

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01  Representations and Warranties of the Company...................13

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

Section 5.01  Affirmative Covenants...........................................16
Section 5.02  Negative Covenants..............................................20

                                   ARTICLE VI
                                EVENTS OF DEFAULT

Section 6.01  Events of Default...............................................22
Section 6.02  Rights Upon an Event of Default.................................23
Section 6.03  No Remedy Exclusive.............................................23
Section 6.04  Anti-Marshalling Provisions.....................................24
Section 6.05  Subrogation.....................................................24

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.01  Amendments, Etc.................................................24
Section 7.02  Notices, Etc....................................................24
Section 7.03  No Waiver.......................................................25

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Section 7.04  Right of Set-off................................................25
Section 7.05  Indemnification.................................................25
Section 7.06  Liability of the Bank...........................................25
Section 7.07  Costs, Expenses and Taxes.......................................26
Section 7.08  Binding Effect..................................................26
Section 7.09  Severability....................................................26
Section 7.10  Governing Law...................................................26
Section 7.11  Headings........................................................26
Section 7.12  Notice of Controlling Acquisitions..............................26
Section 7.13  Prior Agreements Superseded.....................................26
Section 7.14  Counterparts....................................................26


Exhibits and Schedules

         Exhibit A:              Form of Letter of Credit
         Exhibit B:              Form of Company Counsel Opinion
         Schedule 5.01(f):       Form of Officer's Certificate


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

      LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of September 1, 2004, between Absorption Corp., a Nevada corporation (the "Company"), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank").

                             PRELIMINARY STATEMENTS:

      (1) The Company has requested the Wayne County Industrial Development Authority (the "Issuer") to issue, pursuant to an Indenture of Trust dated as of September 1, 2004 (said Indenture of Trust and any amendments or supplements thereto being herein referred to as the "Indenture"), between Branch Banking and Trust Company, as trustee (the "Trustee"), and the Issuer, $4,900,000 aggregate principal amount of the Issuer's Tax-Exempt Industrial Development Revenue Bonds (Absorption Corp. Project), Series 2004 (the "Bonds").

      (2) The Issuer proposes to undertake the acquisition of land and building, to renovate the building, to either expand the building or construct a new building, and to acquire and install new equipment and to pay costs of installation of used equipment (the "Project"), as more particularly described in the Lease Agreement. The Company and the Issuer have entered into a Lease Agreement of even date herewith (said Lease Agreement and any amendments or supplements thereto being herein referred to as the "Lease Agreement"), under the terms of which the Issuer will lease the Project to the Company for the manufacture of absorption products.

      (3) In order to provide security for the payment when due of the principal of, and interest and premium on, the Bonds, the Company has requested the Bank to issue its irrevocable letter of credit naming the Trustee as beneficiary, in substantially the form of Exhibit A hereto (such letter of credit and any successor letter of credit as provided for or contemplated in such letter of credit or this Agreement being the "Letter of Credit"), in the amount of $4,956,384 (the "Commitment"), of which (a) $4,900,000 shall support the payment of principal or portion of the purchase price corresponding to principal of the Bonds and (b) $56,384 shall support the payment of up to 35 days of interest or portion of the purchase price corresponding to interest on the Bonds, at an assumed interest rate of 12% per annum (computed on the basis of a 365 day year).

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "A Drawing," "B Drawing," or "C Drawing" shall have the meaning ascribed to such terms in the Letter of Credit.

      "Affiliate" means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Company or a Subsidiary of the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

      "Agreement" means this Letter of Credit and Reimbursement Agreement and any amendments or supplements thereto.

      "Bond Purchase Agreement" means that certain Bond Purchase Agreement dated as of September 1, 2004 among the Issuer, the Company and Scott & Stringfellow, Inc., t/a BB&T Capital Markets, and any amendments and supplements thereto.

      "Bonds" has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

      "Business Day" means a day of the year, other than a Saturday or a Sunday, on which banks located in the cities in which the principal corporate trust office of the Trustee, the principal office of each Paying Agent, the principal office of the Bank and the principal office of the Remarketing Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

      "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

      "Cash Flow Coverage Ratio" means, for any fiscal year, the ratio determined by dividing (A) net income after taxes plus interest expense, depreciation, amortization and lease payments; by (B) the sum of the prior fiscal year's current maturities of indebtedness (including obligations under Capital Leases and indebtedness under the Bonds) having a final maturity of one year or more plus lease payments, interest expense paid for the current fiscal year, owner withdrawals and dividends and advances to stockholders and cash expenses for taxes paid.

      "Commitment" has the meaning assigned to that term in paragraph (3) of the Preliminary Statements hereof.

      "Consistent Basis" means in reference to the application of GAAP, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period, except as otherwise permitted by this Agreement or as may be different as a result of a change in GAAP (except there shall be no instance allowing upward revaluation of assets).

      "Consolidated" shall mean, as applied to any financial or accounting term, a determination on a consolidated basis in accordance with GAAP for the Company, the Guarantor and any Subsidiaries.

      "Date of Issuance" has the meaning assigned to that term in Section 2.02 of this Agreement.

      "Deed of Trust" means the Deed to Secure Debt, Leasehold Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases of even date herewith given by the Issuer and the Company to the Bank and concerning the real property and improvements thereon in Wayne County, Georgia, and securing the obligations of the Company hereunder, and any amendments or supplements thereto.

      "Default Rate" means a fluctuating interest rate equal to 2% per annum above the Prime Rate in effect from time to time.

      "Environmental Laws" means and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, any other "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials, as now or at any time hereafter in effect.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "Event of Default" has the meaning assigned to that term in Section 6.01 of this Agreement.

      "Generally Accepted Accounting Principles" or "GAAP" means those principles of accounting set forth in statements of the Financial Accounting Standards Board or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended.

      "Guarantor" means International Absorbents, Inc. and any successor or assign permitted under the Guaranty.

      "Guaranty" means the Guaranty Agreement dated of even date herewith given by the Guarantor to the Bank, and any amendments or supplements thereto.

      "Hazardous Materials" means and includes any hazardous, toxic or dangerous waste, substance or material (including without limitation any materials containing asbestos) defined as such in (or for purposes of) any Environmental Laws.

      "Indebtedness" means, for any Person, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of such Person as of the date such determination of indebtedness is made and in any event including (without duplication): (a) all Indebtedness For Money Borrowed; (b) all liabilities guaranteed or assumed, directly or indirectly, in any manner, or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse; (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (d) all indebtedness in effect guaranteed by such Person, directly or indirectly, whether through an agreement, contingent or otherwise, to purchase or repurchase such indebtedness or to purchase, sell or lease (as lessee or lessor) any property or services primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or to advance or supply funds to or to invest in any other manner in the debtor, whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such debtor to maintain a minimum working capital or net worth, or otherwise (but excluding endorsements for collection or deposit in the ordinary course of business); (e) all liabilities secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (f) obligations of such Person under Capital Leases.

      "Indebtedness for Money Borrowed" means, for any Person, all Indebtedness of such Person in respect of money borrowed, including without limitation the deferred purchase price of any property or asset or indebtedness evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements) and all amounts representing the capitalization of rentals in accordance with GAAP.

      "Interest Payment Date" means each date on which interest is payable on the Bonds pursuant to the Bonds and the Indenture.

      "Issuer" has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

      "Lease Agreement" has the meaning assigned to that term in paragraph (2) of the Preliminary Statements hereof.

      "Letter of Credit" has the meaning assigned to that term in paragraph (3) of the Preliminary Statements hereof.

      "Letter of Credit Fee Calculation Amount" in effect at any time means the maximum amount available to be drawn at such time under the Letter of Credit, the determination of such maximum amount to assume compliance with all conditions for drawing and no reduction for (i) any amount drawn by any B Drawing or C Drawing, or (ii) any amount which has been drawn under the Letter of Credit which is subject, in whole or in part, to reinstatement, or (iii) any amount not available to be drawn because Bonds are held by or for the account of the Company or Bank.

      "Leverage Ratio" means, as of the date of any determination thereof, the ratio calculated by dividing Total Liabilities by Tangible Net Worth.

      "LIBOR Rate" means the average rate (rounded upward, if necessary, to the next higher 1/100th of 1.0%) quoted in the Wall Street Journal (Credit Markets Section) or on Bloomberg Screen MMR2 on the determination date for deposits in U.S. Dollars offered in the London interbank market to five major European Banks, or if the above method for determining the LIBOR Rate shall not be available, a rate determined by a substitute method of determination agreed on by the Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank's judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for U.S. Dollar deposits. If the first day of any month falls on a date when the Bank is closed, the LIBOR Rate shall be determined as of the last preceding Business Day. The LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that the Bank shall receive the same yield.

      "LIBOR Reserve Percentage" means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extension of credit or other assets related to the LIBOR Rate.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Official Statement" means the Official Statement relating to the Bonds, together with any documents incorporated therein by reference.

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

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permitted Encumbrances" means and includes:

            (i) liens for taxes, assessments and other governmental charges due but not yet payable or being actively contested in good faith by appropriate proceedings effectively staying any action or proceeding to foreclose any such lien;

            (ii) landlord's, warehouseman's, carrier's, worker's, vendor's, mechanic's and materialmen's liens and similar liens incurred in the ordinary course of business remaining undischarged for not longer than 60 days from the filing thereof or being contested in good faith by appropriate proceedings effectively staying any action or proceeding to foreclose any such lien;

            (iii) attachments remaining undischarged for not longer than 60 days from the making thereof or being contested in good faith by appropriate proceedings effectively staying any action or proceeding to foreclose any such lien;

            (iv) liens in respect of judgments or awards which have become final and unappealable and remain undischarged for not longer than 60 days from the making thereof;

            (v) liens in respect of pledges or deposits under worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation;

            (vi) the liens created by this Agreement and the Related Documents or otherwise in favor of the Bank or its affiliate banks; and

            (vii) purchase money liens securing purchase money indebtedness provided that such liens extend only to the property financed by such purchase money indebtedness and to the extent permitted by Section 5.02(e)(5).

      "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

      "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Company, or any Affiliate and covered by Title IV of ERISA.

      "Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Prime Rate" means the interest rate announced by the Bank from time to time as its prime rate.

      "Project" has the meaning assigned to that term in paragraph (2) of the Preliminary Statements hereof.

      "Rate Hedging Obligation" means any and all obligations of the Company or any Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, United States dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

      "Related Documents" has the meaning assigned to that term in Section 2.11 of this Agreement.

      "Remarketing Agreement" means that certain Remarketing Agreement of even date herewith between the Company and Scott & Stringfellow, Inc. t/a BB&T Capital Markets, and any amendments and supplements thereto.

      "Security Agreement" means that certain Security Agreement of even date herewith by and between the Company and the Bank, and any amendments or supplements thereto, granting a first priority security interest in certain existing and after acquired personal property of the Company.

      "Stated Termination Date" means September 2, 2011, and, if the Letter of Credit is extended, the date to which the term of the Letter of Credit is extended.

      "Subsidiary" of any Person means a corporation in which more than 50% of the stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation is owned by such Person, by such Person and any one or more Subsidiaries of such Person, or by any one or more Subsidiaries of such Person.

      "Swap Agreement" means one or more agreements between the Company or Guarantor and the Bank or any affiliate thereof, which create Rate Hedging Obligations.

      "Tangible Net Worth" means, as of the date of any determination thereof, the total of all assets appearing on the balance sheet of the Company, prepared in accordance with GAAP applied on a Consistent Basis after deducting therefrom (without duplication of deductions):

            (i) the book amount of all intangible assets including, without limitation, such items as goodwill (whether representing the cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, licenses and rights in any thereof;

            (ii) all reserves, including, without limitation, reserves for liabilities, fixed or contingent, deferred income taxes, depreciation, depletion, obsolescence, amortization, insurance and inventory valuation carried by the Company and not deducted from assets;

            (iii) all capitalized expenses and deferred charges and unamortized debt discount and expense;

            (iv) Total Liabilities;

            (v) any minority interest in any Subsidiary or Affiliate of the Company;

            (vi) Indebtedness of, advances to or amounts due from any Affiliate, officer or director of the Company; and

            (vii) any items not included in subdivisions (i) through (vi) above which would be treated as intangibles under GAAP.

      "Tender Advance" has the meaning assigned to that term in Section 2.05 of this Agreement.

      "Total Liabilities" means the aggregate amount of all liabilities (i.e., claims of creditors that are to be satisfied by the disbursement or utilization of corporate resources), including without limitation all Indebtedness, all determined in accordance with GAAP.

      "Trustee" has the meaning assigned to that term in paragraph (1) of the Preliminary Statements hereof.

      SECTION 1.02 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.03 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a Consistent Basis, except as otherwise stated herein.

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

                                   ARTICLE II

            AMOUNT AND TERMS OF THE LETTER OF CREDIT; PLEDGE OF BONDS

      SECTION 2.01 THE LETTER OF CREDIT. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Trustee at any time during the period from the date hereof to September 30, 2004 in the amount of the Commitment and expiring on or before the Stated Termination Date, unless extended pursuant to Section 2.13 hereof.

      SECTION 2.02 ISSUING THE LETTER OF CREDIT. The Letter of Credit shall be issued on at least five Business Days' notice from the Company to the Bank specifying the proposed date of issuance. On the date specified by the Company in such notice and upon fulfillment of the applicable conditions set forth in
Article III hereof, the Bank will issue and deliver the Letter of Credit to the Trustee (the "Date of Issuance"). The Letter of Credit shall be issued in substantially the form of Exhibit A hereto.

      SECTION 2.03 FEES AND EXPENSES.

            (a) The Company agrees to pay the Bank on or prior to the Date of Issuance a commitment fee of $12,391.00 equal to .25% of the initial stated amount of the Letter of Credit.

            (b) The Company agrees to pay the Bank at closing an initial Letter of Credit fee equal to $47,086.00 (representing 0.95% of the initial stated amount of the Letter of Credit). Thereafter, beginning on September 1, 2005 and continuing on each September 1 until the Stated Termination Date, the Company agrees to pay to the Bank an annual Letter of Credit fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Calculation Amount multiplied by 0.95%.

      The amount of such fee shall be calculated based on the Letter of Credit Fee Calculation Amount as of the date such fee is due, and the fee shall be deemed earned when paid and the Company shall be entitled to no refund or rebate of such fee in the event the Letter of Credit terminates after such payment.

            (c) The Company agrees to pay to the Bank on demand (i) for each drawing under the Letter of Credit a drawing fee of $10; (ii) for each amendment of the Letter of Credit an amendment fee of $500; (iii) for each Tender Advance under the Letter of Credit a drawing fee of $100; and (iv) for each transfer of the Letter of Credit, a transfer fee of $1,500, together with all costs and expenses of the Bank related thereto.

            (d) The Company agrees to pay the Bank's normal transaction charges, including wire charges, and service charges on any account established with the Bank in order to perform this Agreement.

            (e) Any amount of fees or expenses payable by the Company to the Bank which is not paid when due shall bear interest, from the date such amount of fees was due until the date of payment in full, at the Default Rate, payable on the first to occur of the date of payment in full of such amount or demand by the Bank.

      SECTION 2.04 REIMBURSEMENT; BOND ESCROW ACCOUNT. The Company agrees to pay the Bank (i) any amount drawn under the Letter of Credit pursuant to any A Drawing or B Drawing and, if the conditions contained in Section 3.03 hereof are not fulfilled by the Company, that portion of the purchase price corresponding to principal and that portion of the purchase price corresponding to interest drawn under the Letter of Credit pursuant to a C Drawing, immediately after payment by the Bank of such drawing (and before 3:30 p.m. (prevailing Eastern
Time) on the same Business Day of the Bank's payment of such drawing), plus (ii) interest at the Default Rate payable on demand, and on the date of payment in full, on any amount remaining unpaid by the Company to the Bank under clause (i) above, from the date such amount becomes due and payable until payment in full.

      As principal and interest payments become due on the Bonds, drawings will be made on the Letter of Credit for such amounts by the Trustee. The Company desires and agrees to deposit in cash into an interest bearing account of the Bank (the "Bond Escrow Account"), commencing October 1, 2004, monthly on the first Business Day of each month, one-twelfth (1/12th) of the principal amount which is payable on the Bonds on each principal payment date which it will need to reimburse the Bank hereunder for drawings under the Letter of Credit respecting principal.

      All such funds shall be held in the Bond Escrow Account and shall not be withdrawable by the Company except as provided herein. Provided no Default or Event of Default has occurred hereunder, any interest which accrues on such funds held by the Bank may be withdrawn by the Company on each Interest Payment Date or left in such account and credited against the reimbursement obligations due hereunder. The Company hereby assigns to and grants the Bank a security interest in such Bond Escrow Account to secure the Company's obligations hereunder. To the extent that the Company fails to pay when due any amount owing hereunder, including the reimbursement payments due under this Section 2.04, the Bank may, and is hereby authorized by the Company to, withdraw from such account and pay to itself such amounts as are needed to satisfy such obligations of the Company to the Bank.

      THE BOND ESCROW ACCOUNT SHALL BE DEPLETED AT LEAST ONCE EACH YEAR AND THE COMPANY SHALL BE RESPONSIBLE FOR CAUSING SUCH ACTION. ANY MONEY DEPOSITED IN THE BOND ESCROW ACCOUNT SHALL BE SPENT WITHIN A THIRTEEN-MONTH PERIOD BEGINNING ON THE DATE OF DEPOSIT, AND ANY AMOUNT RECEIVED FROM INVESTMENT OF MONEY HELD IN THE BOND ESCROW ACCOUNT SHALL BE SPENT WITHIN A ONE-YEAR PERIOD BEGINNING ON THE DATE OF RECEIPT. IN ADDITION TO THE FOREGOING, THE COMPANY AGREES THAT THE BOND ESCROW ACCOUNT WILL BE USED AND MAINTAINED AT ALL TIMES IN SUCH A MANNER THAT WILL NOT CAUSE THE BONDS TO BE TREATED AS "ARBITRAGE BONDS" WITHIN THE MEANING OF SECTION 148 OF THE CODE (AS DEFINED IN THE INDENTURE).

      SECTION 2.05 TENDER ADVANCES. If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds from amounts drawn under the Letter of Credit pursuant to a C Drawing and the conditions set forth in Section 3.03 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Company on the date and in the amount of such payment, each such tender advance being a "Tender Advance". Notwithstanding any other provision hereof, the Company shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of (i) such date as provided in Section 2.07(b) hereof, (ii) the date 30 days following such Tender Advance or (iii) the Stated Termination Date. The Company may prepay any such amounts on an earlier date as provided in Section 2.07(a) hereof.

      SECTION 2.06 INTEREST ON TENDER ADVANCES. The Company shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to (i) for the first ninety days following the date of such Tender Advance, the then current 30-day LIBOR Rate plus 2.75%, and (ii) for all periods after the date ninety days following such Tender Advance, the then current 30-day LIBOR Rate plus 3.25%, provided that the unpaid amount of any Tender Advance which is not paid when due pursuant to Section 2.05 hereof shall bear interest at the Default Rate, payable on demand and on the date such amount is paid in full.

      SECTION 2.07 PREPAYMENTS; REINSTATEMENT OF LETTER OF CREDIT AMOUNTS.

            (a) The Company may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Company shall notify the Bank on the date of such prepayment of the amount to be prepaid, which notice shall be given prior to such payment. In addition, the Company shall, forthwith, prepay or cause to be prepaid pursuant to this subsection (a) any amount owing to the Bank as a result of any Tender Advance for the purpose of paying the purchase price of any Bond delivered to the Trustee, if the Remarketing Agent failed, for any reason, to pay or tender payment of the purchase price of such Bond when due to or for the account of the person entitled thereto and such failure is continuing or any other person shall assert that such person has a lien on or security interest in such Bond. Upon payment to the Bank of the amount of such Tender Advance to be prepaid pursuant to this subsection, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid and the Bank shall release or cause to be released to the Trustee, in accordance with the terms of the Indenture, a principal amount of Bonds, if any, then held under pledge equal to the principal amount of such prepayment.

            (b) Prior to or simultaneously with the resale of Bonds acquired by the Trustee with the proceeds of one or more draws under the Letter of Credit, the Company shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (i) the portion of the purchase price corresponding to the aggregate principal amount of the Bonds being resold or to be resold, plus
      (ii) the portion of the purchase price corresponding to the aggregate amount of accrued and unpaid interest on such Bonds, plus (iii) the aggregate amount of accrued and unpaid interest on such Tender Advances, less the amount paid pursuant to the immediately preceding clause (ii). Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, the Company irrevocably authorizes the Bank to reinstate the Letter of Credit in accordance therewith. In connection with a prepayment of Tender Advances from proceeds of the resale of Bonds, the Company or its designee shall deliver notice to the Bank, prior to 11:00 A.M. (prevailing Eastern Time) on the date of such proposed prepayment, directing the Bank to deliver Bonds held by the Bank or its designee to the Remarketing Agent for sale pursuant to the Indenture, and specifying the principal amount of Bonds to be sold, which notice may be given by telephone (promptly confirmed in writing).

            (c) The Company agrees that, pursuant to the provisions of the Indenture, Bonds purchased with proceeds of a drawing under the Letter of Credit shall be (i) registered by the Trustee in the name of the Bank and held by the Bank or its designee (including the Trustee), as agent and bailee of the Bank, expressly subject to the pledge in favor of the Bank, and deemed held by the Trustee, as agent and bailee for the account of the Bank and (ii) in the event Bonds shall be certificated, held by the Trustee as agent and bailee for the account of the Bank or, at the Bank's election, delivered by the Trustee to the Bank or its designee. All such Bonds are to be held by the Bank or its agent, bailee or designee in pledge as collateral securing the Company's payment obligations to the Bank hereunder as provided for in Section 2.14 hereof. Upon payment to the Bank of the amount of such drawings, together with accrued interest, if required due to failure to pay such amounts on the date when due, on such amount, calculated at the Default Rate, to the date of payment, and upon written notice to the Trustee that the Bank has reinstated the Letter of Credit, in an amount sufficient to cover all principal and accrued interest on the Bonds so released for up to 35 days at 12% per annum, with respect to Bonds purchased with proceeds of such drawings, the Bank shall release, in accordance with the terms of the Indenture, a principal amount of Bonds, if any, then held under the pledge equal to the amount of such payment corresponding to the principal portion of such Bonds.

      SECTION 2.08 INCREASED COSTS. If any law, regulation or change in any law or regulation or in the interpretation thereof, or any ruling, decree, judgment, guideline, directive or recommendation (whether or not having the force of law) by any regulatory body, court, central bank or any administrative or governmental authority charged or claiming to be charged with the administration thereof (including, without limitation, a request or requirement which affects the manner in which the Bank allocates capital resources to its commitments including its obligations hereunder) shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, Subsidiaries or participants any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting the Letter of Credit issued hereunder, or (ii) subject the Bank or any of its affiliates, Subsidiaries or participants to any tax, charge, fee, deduction or withholding of any kind whatsoever in connection with the Letter of Credit or change the basis of taxation of the Bank or any of its affiliates, Subsidiaries or participants (other than a change in the rate of tax based on the overall net income of the Bank or such participant), or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank's or an affiliate's, Subsidiary's or participant's capital or cost base for issuing or owning a participation in the Letter of Credit which results in an increase in the capital requirement supporting the Letter of Credit, or (iv) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, Subsidiaries or participants any capital requirement, increased capital requirement or similar requirement, such as the deeming of the Letter of Credit to be an asset held by the Bank or any of its affiliates, Subsidiaries or participants for capital adequacy calculation or other purposes (including, without limitation, a request or requirement which affects the manner in which the Bank or any participant allocates capital resources to its commitments including its obligations hereunder or under the Letter of Credit), and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs in any way to the Bank or any affiliate, Subsidiary or participant of issuing, maintaining or participating in the Letter of Credit or reduce the amounts payable by the Company hereunder or reduce the rate of return on capital, as a consequence of the issuing, maintaining or participating in the Letter of Credit, to a level below that which the Bank, its affiliates, Subsidiaries or participants could have achieved but for such events; then and in such event the Company shall, promptly upon receipt of written notice to the Company by the Bank of such increased costs and/or decreased benefits, pay within 30 days of demand therefor to the Bank all such additional amounts which, in the Bank's or participant's sole good faith calculation as allocated to the Letter of Credit, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, all as certified by the Bank or such participants in said written notice to the Company. Such certification shall be accompanied by information concerning the calculation of such increased costs and/or decreased benefits and shall be conclusive and binding on the parties hereto, absent manifest error. In determining such amount, the Bank or any participant may use any reasonable averaging or attribution methods.

      SECTION 2.09 PAYMENTS AND COMPUTATIONS. The Company shall make each payment hereunder (a) representing reimbursement pursuant to Section 2.04 hereof to the Bank immediately after payment by the Bank of drawings made under the Letter of Credit (and before 3:30 p.m. (prevailing Eastern Time) on the same Business Day of the Bank's payment of such drawing), and (b) not later than 2:00 p.m. (prevailing Eastern Time) for all other payments, on the day when due in lawful money of the United States of America to the Bank at its address referred to in Section 7.02 hereof in same day funds. The Company hereby authorizes the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Company's respective accounts with the Bank, including the Bond Escrow Account, any amount so due. Computations of the Prime Rate, the Default Rate and of any fees or commissions hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.

      SECTION 2.10 EVIDENCE OF DEBT. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company resulting from each drawing under the Letter of Credit and each Tender Advance made from time to time hereunder and the amounts of principal, interest and fees payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded, absent manifest error.

      SECTION 2.11 OBLIGATIONS ABSOLUTE. The payment obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, the Indenture, the Lease Agreement, the Bond Guaranty (as defined in the Indenture), the Deed of Trust, the Security Agreement, the Guaranty, any Swap Agreement or any other agreement or instrument relating thereto (collectively, the "Related Documents");

            (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

            (c) the existence of any claim, set-off, defense or other right which the Company may have at any time against the Trustee or any other beneficiary, or any transferee, of the Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

            (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (e) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; and

            (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      SECTION 2.12 PAYMENT WITH BANK'S FUNDS. The Bank agrees that any and all payments made under the Letter of Credit will be made with the Bank's own funds.

      SECTION 2.13 EXTENSION OF THE STATED TERMINATION DATE. Not earlier than one hundred fifty (150) days before the Stated Termination Date, the Company may request the Bank in writing to extend the Stated Termination Date for purposes of this Agreement and the Letter of Credit. If the Company shall make such a request, the Bank shall, on or before the date sixty (60) days preceding the Stated Termination Date, notify the Company in writing whether or not the Bank will extend the Stated Termination Date and, if the Bank does so elect, the conditions of such extension (including conditions relating to legal documentation and pricing, such as fees for renewal and drawings). If the Bank shall not so notify the Company, the Bank shall be deemed to have not consented to such request. All requests and notices made pursuant to this Section 2.13 shall also be delivered to the Trustee.

      SECTION 2.14 PLEDGE OF BONDS. The Company hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to the following (the "Collateral"):

            (a) all Bonds which may from time to time have been purchased with proceeds of C Drawings under the Letter of Credit (the "Pledged Bonds");

            (b) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds; and

            (c) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds;

as collateral security for the prompt and complete payment when due of all amounts due in respect of the reimbursement obligations of the Company set forth herein with respect to such Pledged Bonds (the "Obligations").

      Pledged Bonds shall be held by the Trustee pursuant to the provisions of
Section 12.03 of the Indenture or as otherwise directed by the Bank.

      In the event that the Company shall fail to pay any amount when due hereunder with respect to the Pledged Bonds, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale or except as may be required by applicable law) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Company, which right or equity of redemption is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, need the Bank account for the surplus, if any, to the Company. The Company agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Company if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of North Carolina, except to the extent the remedial provisions of some other state laws are applicable.

      The Company covenants that the pledge, assignment and delivery of the Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Company in or to such Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Collateral. The Company covenants and agrees that it will defend the Bank's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

      Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the Obligations with respect to such Pledged Bonds, and restoration of the Letter of Credit in the amount of any drawing thereunder to satisfy the Obligations.

                                  ARTICLE III

                             CONDITIONS OF ISSUANCE

      SECTION 3.01 CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. The obligation of the Bank to issue the Letter of Credit is subject to the conditions precedent that, unless otherwise agreed to by Bank, the Bank shall have received on or before the Date of Issuance the following, each dated such date, in form and substance satisfactory to the Bank:

            (a) Corporate Documents: (i) For each of the Company and the Guarantor, a copy of its Articles of Incorporation certified as of a date no earlier than 30 days prior to the Date of Issuance by the Secretary of State of its state of incorporation and a certificate of existence respecting the Company and Guarantor issued by the Secretary of State of its state of incorporation no earlier than 30 days prior to the Date of Issuance; (ii) a certificate of authority to transact business in Georgia for the Company; and (iii) a Certificate of the Secretary of the Company and Guarantor stating that attached thereto is (x) a true and correct copy of its bylaws currently in full force and effect; and (y) copies of the resolutions of the its Board of Directors (or other governing body) evidencing authorization and approval of this Agreement and any Related Documents to which it is a party and the transactions contemplated thereby, including the obligations of the Company or Guarantor thereunder, as applicable.

            (b) Governmental Approvals: Originals (or copies satisfactory to the
      Bank) of all governmental and regulatory approvals (including, without limitation, approvals, validations, resolutions or orders of the Issuer) necessary for the Company with respect to this Agreement, the issuance of the Bonds and the transactions contemplated hereby and thereby.

            (c) Incumbency Certificate: Certificate of the Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Agreement, the Related Documents and the other documents contemplated hereby and thereby.

            (d) Company and Guarantor Counsel Opinion: An opinion of counsel to the Company and Guarantor in form and substance satisfactory to the Bank and its counsel, and as to such other matters as the Bank may reasonably request.

            (e) Bond Counsel Opinion; Issuer Counsel Opinion: An opinion of Seyfarth Shaw LLP, Bond Counsel, substantially in the form of the opinion attached as Appendix D to the Official Statement, and an opinion of counsel to the Issuer in form and substance reasonably acceptable to the Bank.

            (f) Operative Documents: An executed copy of the Lease Agreement, Indenture, Remarketing Agreement, Bond Purchase Agreement and the other Related Documents.

            (g) Authentication Order: A certificate from the Issuer or other evidence satisfactory to the Bank that the Issuer has duly executed and delivered the Bonds.

            (h) Fees Payable: Payment by the Company to (i) the Bank of the fees set forth in Section 2.03 hereof and such other costs and expenses pursuant to Section 7.07 hereof, and (ii) counsel to the Bank, of their reasonable fees and disbursements incurred in connection with this transaction.

            (i) Bank Amortization Schedule; Investment of Bonds Proceeds: The Bank shall have approved the principal amortization schedule for the Bonds. The Bank shall have been provided the opportunity to provide investment services for monies held by the Trustee in the Project Fund or Bond Fund, subject to Section 7.01 of the Indenture.

            (j) Title Insurance: From a title insurance company acceptable to the Bank, in respect of the Bank, a mortgagee's title insurance policy or marked-up unconditional binder for such insurance, dated the Date of Issuance. Such policy shall (i) be in an amount equal to the Commitment;
      (ii) insure that the Deed of Trust insured thereby creates a valid first lien on the property covered by the Deed of Trust free and clear of all defects and encumbrances (except those acceptable to the Bank); (iii) name the Bank as the insured party thereunder; (iv) be in the form of ALTA Loan Policy-1970 (amended 10-17-70) or other form approved by the Bank; and (v) contain such endorsements and effective coverage as the Bank may reasonably request (including but not limited to a Letter of Credit endorsement, a Survey endorsement, a Variable Rate Mortgage endorsement, an Access endorsement, a "Doing Business" endorsement, and a Comprehensive endorsement). The Bank shall also have received evidence that all premiums in respect of such policy have been paid.

            (k) Evidence of Recordation, Filings and Payments of Fees: Evidence satisfactory to the Bank that any documents (including, without limitation, the Deed of Trust and financing statements) required to be recorded or filed in order to create, in favor of the Bank, a perfected lien on and security interest in all real and personal property covered by the Deed of Trust and the Security Agreement have been properly recorded and/or filed in each office in each jurisdiction required in order to create, in favor of the Bank, a perfected lien on and security interest in the respective collateral described therein. The Bank shall have received evidence of all such recordation and acknowledgement copies of all such filings (or, in lieu thereof, the Bank shall have received other evidence satisfactory to the Bank that all such filings have been made), and the Bank shall have received evidence that all necessary recordation and filing fees and all documentary taxes or other expenses related to such filings or recordations have been paid in full.

            (l) Insurance: At least ten (10) days prior to the Date of Issuance, copies of certificates of insurance evidencing the insurance coverage required hereunder or in the Deed of Trust, issued by insurance companies or associations licensed in Georgia and acceptable to the Bank and in amounts acceptable to the Bank, providing (i) a mortgagee clause listing the Bank as mortgagee and (ii) that such policy may not be amended or cancelled without at least thirty (30) days prior written notice to the Bank, together with evidence satisfactory to the Bank that all premiums necessary to be paid for the effectiveness of such insurance have been paid by the Company. If any part of the Project or the property covered by the Deed of Trust is located in a "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973, a flood insurance policy satisfactory to the Bank and naming the Bank as insured party and/or loss payee shall be delivered to the Bank.

            (m) Certified Survey and Flood Plain Certification: At least ten
      (10) days prior to the Date of Issuance, a physical survey by an independent professional licensed land surveyor or other person satisfactory to the Bank containing maps or plats of the perimeter or boundaries of the site of the real property and improvements covered by the Deed of Trust satisfactory to the Bank and dated a date satisfactory to the Bank which survey shall indicate the locations on such site of all the buildings, structures, easements, roadways and other improvements and matters affecting said property. At least ten (10) days prior to the Date of Issuance, the Company shall also provide a certification from an independent professional licensed land surveyor or other person satisfactory to the Bank as to the location of the Project or any property covered by the Deed of Trust in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973.

            (n) Other Documents: Such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

      SECTION 3.02 ADDITIONAL CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. (a) The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the Date of Issuance the following statements shall be true and the Bank shall have received a certificate signed by an authorized officer of the Company, dated the Date of Issuance, stating that:

                  (i) The representations and warranties contained in Section
            4.01 of this Agreement and Section 2.2 of the Lease Agreement are correct in all material respects on and as of the Date of Issuance as though made on and as of such date; and

                  (ii) No event has occurred or would result from the issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

and (b) there shall have been no introduction of or change in or in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or North Carolina banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.

      SECTION 3.03 CONDITIONS PRECEDENT TO EACH TENDER ADVANCE. Each payment made by the Bank under the Letter of Credit pursuant to a C Drawing shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

            (a) The representations and warranties contained in Section 4.01 of this Agreement and Section 2.2 of the Lease Agreement, are correct in all material respects on and as of the date of such Tender Advance as though made on and as of such date, except those made as of a specific date and except where the failure to be correct would not, in the opinion of the Bank, impair the ability of the Company to repay or perform its obligations hereunder; and

            (b) No event has occurred or would result from such Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

The Company shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Advance, that on the date of such payment the above statements are true and correct.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows (which representations and warranties shall survive the issuance of the Letter of Credit):

            (a) Incorporation, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its properties, to carry on its business as now being conducted, and to execute and deliver and perform all of its obligations under this Agreement and the Related Documents to which it is a party. The Company is duly qualified as a foreign corporation to do business in Georgia and in every other jurisdiction in which the nature of its business makes such qualification necessary and is in good standing in such jurisdictions, except where the failure to qualify would not have a materially adverse effect on its business.

            (b) Power and Authority. The Company is duly authorized under all applicable provisions of law to execute and deliver this Agreement and to execute, deliver and perform the Related Documents to which it is a party, and all corporate action required for the lawful execution, delivery and performance thereof has been duly taken; and this Agreement and each of the Related Documents to which it is a party, upon the due execution and delivery thereof, will be the valid and enforceable instrument, obligation or agreement of the Company, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting generally the enforcement of creditor's rights and by such principles of equity as may generally affect the availability of equitable remedies. Neither the execution of this Agreement nor the Related Documents to which it is a party, nor the fulfillment of or compliance with their provisions and terms, will constitute a violation of or default under, or conflict with or result in a breach of, the terms, conditions or provisions of any agreement or instrument to which it is now a party or its Articles of Incorporation or Bylaws or any law, regulation, writ or decree applicable to the Company the effect of which has a material adverse effect on the Company, or create any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any agreement or instrument to which it is a party or by which it is bound except those in favor of the Bank expressly created hereunder or under the Permitted Encumbrances.

            (c) Financial Condition. The combined balance sheet for the Company as at January 31, 2004, certified by the Company's certified public accountants, and the related statements of activities, functional expenses and cash flows for the Company for the fiscal year then ended, copies of all of which have been furnished to Bank, present fairly and accurately, in all material respects, the financial condition of the Company as at the date of said balance sheet and the results of its operations for said period. The unaudited monthly management prepared balance sheets and income statements of the Company, and the other internal financial information for the most recent month for which such statements have been delivered to the Bank, present fairly and accurately, in all material respects, subject to normal recurring year-end adjustments, the financial condition of the Company as at each such month end and the results of their operation for such period. The Company has no direct or contingent liabilities as of the date of this Agreement of a nature required by GAAP to be reflected or provided for in audited financial statements which are not provided for or reflected in such audited financial statements or referred to in notes thereto, except for liabilities incurred since the date of such financial statements in the ordinary course of business. All such audited financial statements have been prepared in accordance with GAAP applied on a Consistent Basis maintained throughout the period involved. Since January 31, 2004, there has been no material adverse change in the business, properties or condition, financial or otherwise, of the Company or any Subsidiary and since said date the Company has not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the enemy, or by cancellation or loss of any major contract.

            (d) Title to Assets. The Company has good and, with respect to real property marketable, title to its properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Section 4.01(c), except for such assets as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except as described in such financial statements and notes thereto and Permitted Encumbrances.

            (e) Litigation. There are no pending or, to the Company's knowledge, threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency which may reasonably be expected to materially adversely affect the properties, business or condition, financial or otherwise, of the Company, or in any way adversely affect or call into question the power or authority of the Company to enter into or perform this Agreement or any of the Related Documents to which it is a party.

            (f) Locations. The address of the Company's principal place of business is 6960 Salashan Parkway, Ferndale, WA 98248. All records and other information with respect to accounts, inventory, equipment and other personal property (including computer programs and printouts) are maintained by the Company at such address.

            (g) Taxes. The Company has filed all federal, state and/or local tax returns required to be filed by it, such filings are accurate in all material respects and all taxes shown thereon have been paid, and the charges, accruals, and reserves on its books in respect of taxes or other governmental charges are adequate. No controversy in respect of additional income taxes, state, federal or foreign, of the Company is pending, or, to its knowledge, threatened.

            (h) Contract or Restriction Affecting the Company. The Company is not a party to or bound by any contract or agreement or subject to any provisions of its Articles of Incorporation, Bylaws or other corporate restrictions which materially adversely affect the business, properties or condition, financial or otherwise, of the Company.

            (i) Trademarks, Franchises and Licenses. The Company owns, possesses, or has the right to use all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct its business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Person.

            (j) No Default. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party relating to any Indebtedness for Money Borrowed, the effect of which default may impair the ability of the Company to repay its obligations under this Agreement.

            (k) Governmental Authority. Other than previously obtained, no written approval of any foreign, federal, state or local governmental authorities is necessary to enter into and to carry out the terms of the Bonds, Indenture, Lease Agreement and the other Related Documents, and, no consents or approvals are required in connection with the making or performance of this Agreement or the Related Documents. The Company has received the written approval or permits from all federal, state and local governmental authorities materially necessary to conduct its operations as presently conducted.

            (l) ERISA Requirements. The Company has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by the Company and no Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is occurring.

            (m) No Untrue Statements. Neither this Agreement nor any other agreements, reports, schedules, certificates or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Bank by or on behalf of the Company or any Affiliate contains any misrepresentation or untrue statement of a material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments, in the light of the circumstances under which they were made or delivered, not misleading.

            (n) Hazardous Materials. (i) Neither the Company nor any other Person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at real property owned, leased or otherwise used by it (the "Company Property") or any part thereof in violation, in any material respect, of applicable law, nor has the Company Property or any part thereof ever been used (whether by the Company or by any Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Materials in violation, in any material respect, of any applicable law; (ii) the Company has fully disclosed to Bank in writing the existence, extent and nature of any Hazardous Materials which it is legally authorized and empowered to maintain on, in or under the Company Property or use in connection therewith, and it has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals; (iii) the Company Property is now in full compliance with all Environmental Laws in effect on the date hereof and there does not now exist and, there has never existed any contamination of soils, surface water or groundwater on or beneath the surface of the Company Property by Hazardous Materials;
      (iv) except for Hazardous Materials maintained in accordance with applicable Environmental Laws, neither the Company nor, any prior owner or user of the Company Property has used any underground tanks for the storage of petroleum products or Hazardous Materials on the Company Property, and there are no such tanks located on the Company Property; and
      (v) the Company has never been refused or had canceled liability insurance coverage based upon the existence or alleged existence of Hazardous Materials on the Company Property.

            (o) Environmental Compliance. (i) The Company is in material compliance with all Environmental Laws, and there is not now pending, or, to the best knowledge of the Company, threatened, any action, suit, investigation or proceeding against it or any of the Company Property seeking to enforce any right or remedy under any of the Environmental Laws; and (ii) neither the Company, nor any of the Company Property, has ever been subject to or regulated by any judicial or administrative order, judgment, decree or injunction as the result of violations or asserted violations of any of the Environmental Laws.

            (p) Official Statement. The information provided by the Company about itself and the Project in the Official Statement (the "Company Information") is accurate in all material respects for the purposes for which its use is authorized; and the Company Information in the Official Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading.

            (q) Regulation U. No part of the Bond proceeds will be or has been used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Company is not engaged as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stocks. In addition, no part of the Bond proceeds will be used for the purchase of commodity future contracts (or margins therefor for short sales), or for any commodity.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

      SECTION 5.01 AFFIRMATIVE COVENANTS. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing:

            (a) Compliance with Laws, etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental or regulatory authority, non-compliance with which would materially adversely affect its business or credit or the Project or the tax exempt nature of the Bonds (including with respect to the use of the proceeds of the Bonds).

            (b) Performance and Compliance with Other Covenants. Perform and comply in all material respects with each of the covenants, as in effect on the Date of Issuance or as such covenants may thereafter be amended or supplemented, set forth in the Lease Agreement and the other Related Documents to which it is a party.

            (c) Registration of Bonds. Cause all Bonds which it acquires, or which it has had acquired for its account, to be registered forthwith in accordance with the Indenture in its name or, if acquired with funds drawn under the Letter of Credit, in the name of the Bank, or its designee, as pledgee of the Company.

            (d) Use of Proceeds of Bonds. Use the proceeds from the sale of the Bonds solely to finance the Project and pay the expenses associated with the Bonds.

            (e) Further Assurances. Upon request of the Bank, duly execute and deliver or cause to be duly executed and delivered to the Bank such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Bank to carry out more effectively the provisions and purposes of this Agreement and the Related Documents.

            (f) Reporting Requirements. Furnish to the Bank the following:

                  (1) as soon as possible and in any event within fifteen (15)
            days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default continuing on the date of such statement, a statement of an executive officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

                  (2) within forty-five (45) days after the end of each of the first three quarters of each fiscal year,

                        (X) a quarterly management-prepared balance sheet and
                  income statement for the Guarantor, the Company and its Subsidiaries as at the end of such period, and related consolidated statement of activities for such quarterly period, and for the period from the beginning of the current fiscal year to the end of such quarterly period thereto setting forth in comparative form figures for the corresponding period in the preceding full year, all in reasonable detail and certified by the president or chief financial officer of each such entity as having been prepared in a manner reasonably acceptable to the Bank and as providing a fair presentation of the financial condition of such entities; and

                        (Y) a certificate (substantially in the form of Schedule
                  5.01(f) hereto) of the president or chief financial officer of the Company to the Bank:

                              (i) stating that, to the best knowledge of such
                        Person, the Company has performed and observed each and every agreement, covenant and obligation contained in this Agreement;

                              (ii) stating that, to the best knowledge of such
                        Person, no Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto; and

                              (iii) showing calculations indicating compliance
                        with the financial covenants set forth herein;

                  (3) as soon as available and in any event within ninety (90)
            days after the end of each fiscal year of the Company,

                        (X) a copy of the audited consolidated and consolidating
                  balance sheet of the Guarantor, the Company and its Subsidiaries as at the end of such period, together with related notes, if any, thereto, and related consolidated statements of income and retained earnings, stockholders' equity, cash flow and changes in financial position for such period, together with related notes thereto, if any, setting forth in comparative form figures for the preceding full year, all in reasonable detail and satisfactory in scope to the Bank, prepared in accordance with GAAP applied on a Consistent Basis and containing an unqualified opinion of an independent certified public accounting firm satisfactory to the Bank; and

                        (Y) a certificate (substantially in the form of Schedule
                  5.01(f) hereto) of the president or chief financial officer of the Company to the Bank:

                              (i) stating that, to the best knowledge of such
                        Person, the Company has performed and observed each and every agreement, covenant and obligation contained in this Agreement;

                              (ii) stating that, to the best knowledge of such
                        Person, no Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto; and

                              (iii) showing calculations indicating compliance
                        with the financial covenants set forth herein;

                  (4) immediately upon any change of the Company's independent public accountants, notification thereof and such further information as the Bank may reasonably request concerning the resignation, refusal to stand for reappointment after completion of the current audit or dismissal of such accountants;

                  (5) promptly upon becoming aware thereof, written notice of any material adverse change in the business or operations of the Company;

                  (6) promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against the Company by or before any court or governmental agency that might, in the reasonable judgment of the Company, result in a material adverse effect on the business, operations or financial condition of the Company or the ability of the Company to perform its obligations under this Agreement and if requested by the Bank establish and maintain reserves with respect thereto acceptable to the Bank;

                  (7) promptly upon becoming aware thereof, notice of any Plan
            Termination Event or any event or action which would result in the Company's complete withdrawal, partial withdrawal or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan, together with a statement of the president or chief financial officer of the Company describing the event or the action taken and the reasons therefor; and

                  (8) such other information respecting the business,
            properties, condition or operations, financial or otherwise, of the Company or of the Project as the Bank may from time to time reasonably request.

            (g) Banking Relationship; Investment of Bond Proceeds. Maintain at all times its primary Georgia depository relationship with the Bank for all of the Company's traditional banking services, including checking, saving and merchant services, and permit the Bank the opportunity to provide investments for the Bond proceeds, subject to the limitations of
      Section 148 of the Internal Revenue Code and Section 7.01 of the
      Indenture.

            (h) Inspection Rights. At any reasonable time and from time to time during usual business hours and upon no less than twenty four (24) hours prior notice, permit the Bank or any agents or consulting engineers or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries and discuss the affairs, finances and accounts of the Company and its Subsidiaries and the Project with any of its officers.

            (i) Continued Operations. Continue at all times to maintain its principal place of business at its facility listed in Section 4.01(f) hereof.

            (j) Environmental Indemnity. Indemnify the Bank and hold the Bank harmless from and against any and all losses, liabilities, judgments, damages, penalties, fines, liens, suits, injuries, costs (including cleanup costs), expenses (including attorneys', consultants' or experts' fees and expenses) and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against the Bank for, with respect to, or as a direct or indirect result of (A) claims related to the Company Property asserted or arising under any Environmental Laws, or (B) any representation or warranty by the Company contained in Sections 4.01(n) or
      (o) herein being false or untrue in any material respect.

            (k) Maintain Property. Maintain its properties in good order and repair, normal wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto.

            (l) Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of the Company, or upon any property, real, personal or mixed, belonging to the Company, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, the Company shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and for which the Company has maintained adequate reserves in accordance with GAAP, or if not in accordance with GAAP, in amounts reasonably satisfactory to the Bank; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same unless a surety bond reasonably satisfactory to the Bank is obtained and delivered to the Bank.

            (m) Business and Existence. Do or cause to be done all things necessary (i) to preserve and to keep in full force and effect its existence; and (ii) to keep in full force and effect its rights and franchises, trade names, patents, trademarks, permits, licenses, copyrights and other proprietary information necessary to the business of the Company; and (iii) to continue to engage principally in such business as now conducted by the Company.

            (n) Insurance. The Company shall maintain the following types of insurance: (i) "Special Form" or an equivalent "all risk" insurance coverage for the replacement value of the property providing collateral to the Bank; (ii) public liability insurance; (iii) business interruption insurance; an (iv) such other types and amounts of insurance as are usually carried by corporations engaged in the same or a similar business similarly situated and consistent with its past practices and otherwise in accordance with the insurance requirements herein, the Deed of Trust and the Security Agreement.

            (o) True Books. Keep books of record and account in which full entries will be made of all of its dealings and transactions which fairly and accurately represent such dealings and transactions.

            (p) ERISA. Comply with all requirements of ERISA applicable to it (including the payment of all obligations and liabilities arising under ERISA) and furnish to the Bank as soon as possible and in any event within thirty (30) days after it or any duly appointed administrator of any employee pension benefit plan (as defined in ERISA) knows or has reason to know that any Reportable Event (as defined in ERISA) with respect to any such plan has occurred, a statement of the chief financial officer of the Company describing in reasonable detail such Reportable Event and any action which the Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such plan if such filing has been authorized.

            (q) Payment of Obligations. Pay when due all its obligations and liabilities, except where the same may be contested in good faith and appropriate reserves for the accrual of same in amounts satisfactory to the Bank are maintained.

            (r) Covenants Extended to Subsidiaries. Cause each Subsidiary, if any, to do with respect to itself, its business and its assets, each of the things required by the Company in Sections 5.01(k) through 5.01(q) inclusive.

            (s) Signage. During the construction period of the Project, permit the Bank to install commercially reasonable signage at the Project site indicating that the Bank is providing financing in connection with the Project.

            (t) Redemption of Bonds. The Company will cause the Bonds to be optionally redeemed pursuant to the provisions of Section 3.01(a) of the Indenture on September 1 of each of the following years in the following minimum amounts:

Year        Amount                    Year         Amount
----       --------                   ----        --------
2005       $200,000                   2012        $200,000
2006       $400,000                   2013        $200,000
2007       $500,000                   2014        $200,000
2008       $500,000                   2015        $200,000
2009       $500,000                   2016        $200,000
2010       $500,000                   2017        $200,000
2011       $500,000                   2018        $300,000
                                      2019*       $300,000

      -------------------

      * Final Maturity

            (u) Financial Covenants.

                  (1) Consolidated Leverage Ratio. The Company shall maintain at each fiscal year end a Consolidated Leverage Ratio of no greater than 1.50 to 1.00.

                  (2) Consolidated Cash Flow Coverage Ratio. Beginning with the fiscal year ending January 31, 2005 and for each fiscal year thereafter, the Company shall maintain a Consolidated Cash Flow Coverage Ratio of at least 1.40 to 1.00.

                  (3) Consolidated Tangible Net Worth. The Company shall
            maintain at all times a Consolidated Tangible Net Worth of not less than $8,700,000.

      SECTION 5.02 NEGATIVE COVENANTS. So long as a drawing is available under the Letter of Credit, or the Bank shall have any Commitment hereunder, or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will not and will not permit any Subsidiary to, without the prior written consent of the Bank:

            (a) Amendment of Any Related Document. Enter into or consent to any amendment or modification of the Indenture, the Lease Agreement, or any other Related Document.

            (b) Change in Business or Use of Project. Enter into any business which is materially different from and/or not connected with the business in which it is engaged on the Date of Issuance or operate the Project in a manner other than as permitted under the Lease Agreement.

            (c) Tax Status. Take any action or suffer any action to be taken by others that will impair the tax-exempt status of the Bonds.

            (d) Optional Redemption of Bonds. Take any action, or permit the Trustee's taking of any action, which would result in the optional redemption or prepayment of all or any portion of the Bonds with funds drawn under the Letter of Credit; provided however, that if the Bonds are redeemed pursuant to and in accordance with Sections 3.01(a) or (b) of the Indenture, the principal amount of Bonds so redeemed may, at the option of the Company, with the consent of the Bank, be applied as a credit against any mandatory optional redemption payment required pursuant to Section 5.01(t) hereof (each a "Mandatory Optional Redemption Payment"); provided, that the Company shall have delivered to the Trustee not less than forty-five (45) days prior to the date of such required Mandatory Optional Redemption Payment a certificate of an Authorized Lessee Representative (as defined in the Indenture), approved by the Bank, stating the Company's election to apply the principal amount of such Bonds as such a credit. Unless the Trustee receives a certificate of an Authorized Lessee Representative electing to apply the principal amount of Bonds so redeemed as a credit against a particular Mandatory Optional Redemption Payment, the principal amount of Bonds so redeemed shall be applied to the Mandatory Optional Redemption Payments in reverse chronological order.

            (e) Indebtedness. Incur, create, guarantee, assume or permit to exist any Indebtedness (including guaranties or contingent obligations), however evidenced, except

                  (1) Indebtedness existing on the date hereof and described in the financial statements delivered to the Bank pursuant to Section 4.01(c) hereof or the notes thereto, which Indebtedness shall be repaid in accordance with the terms relating thereto existing as of the date hereof (including the terms thereof permitting prepayment);

                  (2) Indebtedness to the Bank arising under this Agreement;

                  (3) other Indebtedness to the Bank or its affiliate banks;

                  (4) Indebtedness for Money Borrowed in an amount which,
            immediately after giving effect thereto, would not create an Event of Default hereunder; and

                  (5) purchase money indebtedness in an amount which,
            immediately after giving effect thereto, would not create an Event of Default hereunder.

            (f) Loans and Investments. Lend or advance money, credit or property to any Person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties of any Person, or agree to do any of the foregoing, except for:

                  (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and which mature within one year from the date of acquisition thereof;

                  (2) investments in commercial paper of any corporation with a maturity not in excess of thirty days from the date of acquisition thereof and rated P-1 or better by Moody's Investors Services Inc., or A-1 or better by Standard & Poor's Corporation;

                  (3) travel expense advances to employees in an amount not to exceed $1,500;

                  (4) the existing loan from the Company to the Guarantor in the amount of $2,500,000; and

                  (5) investments in certificates of deposit with a maturity not in excess of ninety days from the date of acquisition thereof, issued by (a) the Bank or (b) any commercial bank organized and existing under the laws of the United States of America or under any state of the United States of America and having a combined capital and undivided surplus of not less than $50,000,000, provided, however, that certificates of deposit at any one bank shall at no time exceed twelve percent (12%) of the undivided capital and surplus of such bank.

            (g) Limitations on Liens. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of its property now owned or hereafter acquired or assets of any character, including those arising under conditional sales or other title retention agreements, except Permitted Encumbrances.

            (h) Consolidation or Merger. Enter into any transaction of merger or consolidation or any transaction of dissolution or liquidation, except that any Person may consolidate with or merge into the Company, provided that the Company shall be the surviving entity and after giving effect to such consolidation or merger no Event of Default shall exist hereunder.

            (i) Sale of Assets, Dissolution, etc. (a) Sell, assign, lease, transfer or otherwise dispose of its assets except in the ordinary and usual course of its business; or (b) agree to do any of the foregoing.

            (j) Insider Transactions. Directly or indirectly purchase, acquire or lease any property or asset from, or purchase, sell, dispose of, exchange or lease any property or assets to, or render service to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except pursuant to reasonable requirements and upon fair and reasonable terms and conditions not less favorable to the Company than if it were a comparable arm's length transaction and no such relationship existed.

            (k) Change in Control. Become a party to or the subject of any agreement, transaction or related series of transactions pursuant to or as a result of which any Person or group of Persons acting in concert acquires control, directly or indirectly, of the Company.

            (l) Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests. Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of Company's capital stock or other ownership interests, now or hereafter outstanding, in an amount which, immediately after giving effect thereto, would create an Event of Default hereunder.

            (m) Guarantee. Guarantee, assume, endorse or otherwise become or remain liable in connection with the obligations of any other Person (including obligations of such Persons arising from working capital maintenance agreements), other than:

                  (1) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection;

                  (2) such guaranties and other contingent liabilities currently existing as disclosed in the financial statements and notes thereto described in Section 4.01(c) hereof;

                  (3) guaranties given to the Bank or its affiliate banks; and

                  (4) the guaranty given in connection with the Bonds.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder:

            (a) If the Company or any Guarantor defaults in the payment of any amount payable hereunder or under any of the Related Documents, on the date when due; or

            (b) If the Company or any Guarantor shall default in the payment to the Bank or any of its affiliate banks of any amount payable under any other agreement, whether now existing or hereafter arising, on the date when due; or

            (c) If the Company defaults (after the expiration of any applicable grace or cure periods) (i) in the payment of principal of, by acceleration or otherwise, or interest on any Indebtedness (including guaranties or contingent obligations), or (ii) in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee in behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

            (d) If a default or an event of default shall occur under any agreements between the Company or any Guarantor and the Bank or any of its affiliate banks; or

            (e) If any representation or warranty made by the Company herein, or in any writing furnished in connection with or pursuant to this Agreement or any of the Related Documents, or if any report, certificate, financial statement or other instrument or document delivered to the Bank by or on behalf of the Company, shall be false or misleading in any material respect on the date as of which made; or

            (f) If the Company or any Subsidiary defaults in the performance or observance of any agreement or covenant contained in Sections 5.01(f) or
      (u) or Section 5.02 of this Agreement; or

            (g) If the Company or any Subsidiary defaults in the performance or observance of any other agreement, covenant, term or condition binding on it contained herein (other than those referred to in subsections (a) through (f) above) and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been received by the Company from the Bank; or

            (h) If there shall occur any "Event of Default" as specified in the Lease Agreement, the Indenture, or any of the other Related Documents; or

            (i) Liquidation or dissolution of the Company, or any Subsidiary or Guarantor, or suspension of the business of the Company or any Subsidiary or filing by the Company or any Subsidiary of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Company or any Subsidiary indicating its consent to, approval of, or acquiescence in any petition or proceedings; the application by the Company or any Subsidiary for, or the appointment by consent or acquiescence of, a receiver, a trustee or a custodian of the Company or any Subsidiary, or an assignment for the benefit of creditors, the inability of the Company or any Subsidiary or the admission by the Company or any Subsidiary in writing of its inability to pay its debts as they mature; or

            (j) Filing of an involuntary petition against the Company, or any Subsidiary or Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Company or any Subsidiary or for all or a substantial part of its property; the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any Subsidiary and the continuance of any of the events referred to in this subsection (j) for sixty (60) days undismissed or undischarged; or

            (k) If a judgment, which with other outstanding judgments against the Company, or any Subsidiary or Guarantor exceeds an aggregate of $100,000, shall be rendered against the Company or any Subsidiary or Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or (ii) within thirty (30) days after entry thereof such judgment shall not have been discharged or stayed; or

            (l) The Bonds for any reason shall be determined to be invalid or any Related Document shall for any reason cease to be in full force and effect; or

            (m) Any Plan Termination Event with respect to a Plan which the Bank determines in good faith might constitute grounds for the termination of any Plan or for the appointment of a trustee to administer any Plan shall have occurred, and, after the expiration of no less than 30 days after notice thereof shall have been given to the Company by the Bank, (i) such Plan Termination Event (if correctable) shall not have been corrected, and
      (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan and the Company shall not have remedied any such deficiency.

      SECTION 6.02 RIGHTS UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Bank or cured to the satisfaction of the Bank, the Bank shall be entitled to take any of the following actions without prejudice to the rights of the Bank to enforce its claims against the Company, except as otherwise specifically provided for herein:

            (a) Acceleration of Obligations. Declare all unreimbursed drawings in respect of the Letter of Credit and any and all other indebtedness or obligations of any and every kind owing by the Company to the Bank to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; or

            (b) Enforcement of Rights. Enforce any and all rights and interests created and existing hereunder or under any of the other Related Documents and all rights of set-off; or

            (c) Draw on Letter of Credit. The Bank may, at its option, direct the Trustee (i) to accelerate the principal and interest due on the Bonds and to draw on the Letter of Credit, in accordance with Section 9.02 of the Indenture; or (ii) to cause a mandatory purchase of the Bonds in accordance with Section 2.14(b) of the Indenture. If the Bonds are purchased rather than redeemed with the proceeds of such a drawing under the Letter of Credit, such Bonds shall be held as Pledged Bonds for the benefit of the Bank in accordance with the terms hereof and of the terms of the Indenture.

      Notwithstanding the foregoing, if a default under Sections 6.01(i) or (j) shall occur, then all obligations, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Bank hereunder shall immediately become due and payable without the giving of any notice or other action by the Bank.

      SECTION 6.03 NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Lease Agreement, the Indenture or the other Related Documents, or now or hereafter existing at law or in equity or by statute.

      SECTION 6.04 ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Company to the Bank to make releases (whether in whole or in part) of all or any part of the Bank's security without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining collateral conferred under such documents, nor release the Company from liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the collateral shall be subjected to the remedies provided herein or in the Indenture. The Company hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

      SECTION 6.05 SUBROGATION. If an Event of Default shall have occurred and be continuing and there shall be outstanding all or any part of any unreimbursed Letter of Credit payment(s) or any other obligation hereunder, the Company agrees that the Bank shall be subrogated to any and all rights of the Company against the beneficiary of the Letter of Credit, and the Company agrees that, upon request of the Bank, the Company will promptly do such further acts and execute, acknowledge and deliver such documents as the Bank may reasonably request in order to implement the assignment to the Bank of such rights of the Company against the beneficiary of the Letter of Credit.

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.02 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by receipted hand delivery (including Federal Express or other receipted courier service), facsimile or regular mail, at the following address for the following parties:

                   Company:            Absorption Corp.
                                       6960 Salashan Parkway
                                       Ferndale, WA 98248
                                       Attention:  David Thompson
                                       Telephone:  (360) 734-7415
                                       Facsimile:  (360) 671-1558


                   Bank:               Branch Banking and Trust Company
                                       201 2nd Street
                                       Macon, GA 31201
                                       Attention: Daniel L. Smith
                                       Telephone:  (478) 722-7365
                                       Facsimile:  (478) 722-7293



or, as to each party, at such other address as shall be designated by such party in a written notice to other party. All such notices and communications shall, when hand delivered, be effective upon delivery, when faxed, be effective when confirmation of receipt is received, respectively, and, when made by regular mail, shall not be effective until three (3) Business Days after the day on which mailed, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

      SECTION 7.03 NO WAIVER. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      SECTION 7.04 RIGHT OF SET-OFF.

            (a) Upon the occurrence of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now and hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

            (b) The Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

      SECTION 7.05 INDEMNIFICATION. The Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which the Bank may incur or which may be claimed against the Bank by any person or entity:

            (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact contained in the Official Statement (other than the statements contained in Appendix C, Appendix E and under the captions "The Letter of Credit", "Summary of Certain Terms of the Credit Agreement") or any amendment or supplement thereto, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; or

            (b) by reason of or in connection with the execution, delivery or performance by the Company of this Agreement, the Bonds, the Lease Agreement, or any Related Document, or any transaction contemplated thereby; or

            (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, the Letter of Credit by the Company; provided, however, that the Company shall not be required to indemnify the Bank pursuant to this Section 7.05(c) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Bank's gross negligence or willful misconduct or the Bank's failing to make lawful payment under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit.

      Nothing in this Section 7.05 is intended to limit the Company's obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 7.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit for the period ending on the last day of the applicable statute of limitations period.

      SECTION 7.06 LIABILITY OF THE BANK. The Company assumes all risks of the acts or omissions of the Trustee and any other beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors, in its or their capacity as letter of credit bank, shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or any acts or omissions of the Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such document should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages, suffered by the Company which the

Company proves were caused by the Bank's (i) gross negligence or willful misconduct in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) wrongful failure to make lawful payment under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 7.07 COSTS, EXPENSES AND TAXES. The Company agrees to pay immediately when due all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and enforcement of this Agreement and the Related Documents and any other documents which may be delivered in connection with this Agreement and the Related Documents or the transactions contemplated hereby or thereby, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank and of counsel and any agents or consultants for the Bank, with respect thereto and in connection with (i) the preparation and enforcement of this Agreement, the Related Documents and such other documents which may be delivered in connection herewith or therewith or
(ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamps and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Related Documents and such other documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 7.08 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may, without cost or expense to the Company, assign or sell a participation in all or any part of, or any interest (undivided or divided) in, the Bank's rights and benefits under this Agreement to any financial institution and agrees to give the Company written notice thereof; provided that, with respect to a participation, after giving effect to any such sale of a participation, the Bank shall remain obligated to honor draws on the Letter of Credit with its own funds. To the extent of any assignment by the Bank, the assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were the Bank issuing or paying under the Letter of Credit hereunder.

      SECTION 7.09 SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      SECTION 7.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia. SECTION 7.11 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      SECTION 7.12 NOTICE OF CONTROLLING ACQUISITIONS. The Bank shall provide or cause to be provided written notice to the Trustee and the Remarketing Agent thirty (30) days prior, where reasonable, and not more than thirty (30) days subsequent to the consummation of any transaction that would result in the Company controlling or being controlled by the Bank. The Bank acknowledges that the foregoing sentence supersedes any exemptions from the continuing disclosure requirement pursuant to Rule 15c2-12(b)(5) of the Securities Exchange Act of 1934.

      SECTION 7.13 PRIOR AGREEMENTS SUPERSEDED. This Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Company and the Bank relating to the issuance of the Letter of Credit, including those contained in any commitment letter between the Bank and the Company executed in anticipation of the issuance of the Letter of Credit, except for any provisions in such commitment letter which by their express terms survive issuance of the Letter of Credit.

      SECTION 7.14 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Letter of Credit and Reimbursement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       ABSORPTION CORP.

                                       By:  /s/ Doug Ellis
                                            ------------------------------------
                                            Douglas E. Ellis
                                            President

                                       BRANCH BANKING AND TRUST COMPANY

                                       By:  /s/ Daniel Smith
                                            ------------------------------------
                                            Daniel L. Smith
                                            Senior Vice President

                                    EXHIBIT A
                          IRREVOCABLE LETTER OF CREDIT
                      LETTER OF CREDIT NO. 9540018690-00003

                                                               September 2, 2004
Branch Banking and Trust Company
Corporate Trust Services
223 West Nash Street
Wilson, North Carolina 27894

Dear Ladies and Gentlemen:

      At the request of Absorption Corp. (the "Company"), we hereby establish this Irrevocable Letter of Credit in your favor as Trustee under an Indenture of Trust dated as of September 1, 2004, between the Wayne County Industrial Development Authority (the "Issuer") and Branch Banking and Trust Company, as trustee (the "Indenture") pursuant to which $4,900,000 principal amount of the Issuer's Tax-Exempt Industrial Development Revenue Bonds (Absorption Corp. Project) Series 2004 (the "Bonds") have been issued. We hereby authorize you to draw on us an amount not exceeding $4,956,384 (the "Initial Stated Amount" and, as the same may from time to time be reduced and thereafter reinstated as hereinafter provided, the "Stated Amount") of which (i) subject to the provisions below reducing amounts available hereunder, an aggregate amount not exceeding $4,900,000 may be drawn on in respect of principal or the portion of the purchase price corresponding to principal of the Bonds (the "Principal Component"); and (ii) subject to the provisions below reducing amounts available hereunder, an aggregate amount not exceeding $56,384 may be drawn on in respect of the payment of up to 35 days' interest or the portion of the purchase price corresponding to interest on the Bonds at an assumed per annum interest rate of 12% based on a 365-day year (the "Interest Component") effective immediately and expiring at 3:00 P.M. (prevailing Eastern Time) at our Presentation Office (as hereinafter defined) on September 2, 2011 (the "Expiration Date") or as hereinafter provided.

      Multiple and partial drawings may be made under this Letter of Credit, but no single drawing under this Letter of Credit shall be honored in an amount exceeding the Stated Amount. Any and all payments made under this Letter of Credit will be made with our own funds.

      Funds under this Letter of Credit are available to you against a sight draft drawn on us, stating on its face "Drawn under Branch Banking and Trust Company Irrevocable Letter of Credit No. 9540018690-00003", presented for payment on a Business Day (as defined in the Indenture), and accompanied by a written certificate:

            (a) in the form of Annex A attached hereto (an "A Drawing") if the drawing is made with respect to payment of principal of the Bonds upon the acceleration, redemption or stated maturity thereof;

            (b) in the form of Annex B attached hereto (a "B Drawing") if the drawing is made with respect to payment of interest on the Bonds on or prior to their stated maturity date or upon the acceleration or redemption thereof; and

            (c) in the form of Annex C attached hereto (a "C Drawing") if the drawing is made with respect to payment of the purchase price of Bonds tendered, or deemed tendered, for purchase pursuant to Section 2.14 of the Indenture.

      The demand for payment hereunder shall not exceed the Stated Amount. The Stated Amount shall be reduced by delivery to us of your certificate in the form of Annex D in the amount specified in such certificate.

      The Principal Component of the Stated Amount shall be further automatically and permanently reduced by the amount of each A Drawing. The Stated Amount shall also be reduced by the amount of any drawing hereunder, except that (i) the amount of each B Drawing honored in respect of interest shall immediately and automatically be reinstated following the honoring of such drawing (except as provided in the next following sentence); and (ii) the amount of each C Drawing shall be restored upon receipt by you of notice from us confirming that the Company has reimbursed us for such drawing. In the case of a B Drawing delivered in connection with a redemption, acceleration or stated maturity (but not purchase) of Bonds as indicated on Annex B, there shall be a pro rata permanent reduction of the Interest Component as provided in such Annex B.

      The Letter of Credit shall terminate, effective immediately, on the earliest to occur of any of the following: (i) 3:00 p.m. (prevailing Eastern
Time) on the Expiration Date, (ii) the close of business on the 15th day following a conversion of the interest rate on the Bonds to a Long-Term Rate (as defined in the Indenture) extending to the final maturity of the Bonds, (iii) the date on which we honor a draft drawn hereunder pursuant to Section 9.02 of the Indenture following the occurrence of an Event of Default thereunder and an acceleration,
(iv) the date this Letter of Credit is surrendered to us by you for cancellation following acceptance by you of a Substitute Letter of Credit (as defined in the Indenture), (v) the date on which we honor a draft drawn hereunder to purchase the Bonds following your receipt of written notice from us that an Event of Default under the Letter of Credit and Reimbursement Agreement dated as of September 1, 2004 (the "Reimbursement Agreement") between the Company and us has occurred and is continuing and a written notice from us directing a mandatory purchase of the Bonds pursuant to Section 2.14 of the Indenture, and (vi) the date on which we receive from you a certificate in the form of Annex E hereto. This Letter of Credit shall be promptly surrendered to us by you upon such termination. The Expiration Date may be extended by us at our discretion at any time or from time to time, by our giving written notice of such extension to you specifying a new Expiration Date.

      The aforesaid certificates, which form an integral part of this Letter of Credit, shall have all blanks appropriately filled in and shall be signed by your authorized officer, and any sight draft and the aforesaid certificates shall be in the form of a letter on your letterhead either delivered to us at our office located at 201 2nd Street, Macon, GA 31201, Attention: Corporate Banker (the "Presentation Office") on a Business Day or delivered to us by facsimile (at telecopier number (478) 722-7293 on a Business Day (or at such other address or telecopier number as we may designate in a written notice delivered to you). The originals of all documents telecopied to us pursuant to which a drawing is made hereunder shall be delivered to us immediately following such facsimile. If demand for payment is made hereunder not later than 11:00 A.M. (prevailing Eastern Time) on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment of the amount demanded shall be made in immediately available funds not later than 2:00 P.M. (prevailing Eastern
Time) on the same Business Day. If demand for payment is made hereunder after 11:00 A.M. (prevailing Eastern Time) on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment of the amount demanded shall be made in immediately available funds, not later than 10:00 A.M. (prevailing Eastern
Time) on the next succeeding Business Day.

      This Letter of Credit is transferable in its entirety (but not in part) to any transferee whom you certify to us has succeeded you as Trustee under the Indenture. Transfer of the available balance of this Letter of Credit to a successor transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a written certificate in the form of Annex F attached hereto.

      Only you (or a transferee as permitted by the terms of this Letter of Credit) may make a drawing under this Letter of Credit. Upon payment to you or your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to the respective demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment. By paying to you an amount demanded in accordance herewith we make no representation as to the correctness of the amount demanded. Bonds that are registered in the name of, or held by or for the account of the Company, the Issuer or are held or required to be held for our benefit pursuant to the Indenture ("Pledged Bonds") shall not be entitled to any benefit of this Letter of Credit.

      This Letter of Credit sets forth in full the terms of our undertaking and shall not in any way be amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit is related, except for the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates.

      This Letter of Credit, except as otherwise expressly stated herein, is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, and to the extent not inconsistent therewith, the laws of the State of North Carolina.

                                       BRANCH BANKING AND TRUST COMPANY


                                       By:    /s/ Daniel Smith
                                              ----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                                                         Annex A

                               DRAWING CERTIFICATE
                                   (Principal)

                                                                          [Date]
Branch Banking and Trust Company
201 2nd Street
Macon, GA 31201
Attention:  Corporate Banker

Re:   Drawing Certificate

Ladies and Gentlemen:

      Branch Banking and Trust Company, in its capacity as Trustee (the "Trustee"), hereby certifies to Branch Banking and Trust Company, in its capacity as issuer of the Letter of Credit (the "Bank"), with reference to Irrevocable Letter of Credit No. ________ (the "Letter of Credit"; the terms "Bonds", "Stated Amount", "Principal Component" and "Indenture" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture.

      2. The Trustee is making a demand for payment under the Letter of Credit with respect to $________ to be used for the payment of principal of the Bonds.

      3. The amount of principal of the Bonds which is due and payable is $________ and is the amount of the sight draft accompanying this Certificate.

      4. The amount of this demand for payment and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with the Indenture and does not exceed the Principal Component of the Stated Amount of the Letter of Credit.

      5. Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      [6.] [Only if applicable] [This drawing is being made on account of an Event of Default under the Indenture and an acceleration of the Bonds in accordance with Section 9.02 thereof. The Letter of Credit is attached hereto and is being surrendered to you herewith.]

      The undersigned acknowledges that upon the Bank's honoring the sight draft accompanying this Certificate, the Principal Component of the Stated Amount of the Letter of Credit shall be permanently reduced by the aggregate amount of such sight draft.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 20__.

                                       BRANCH BANKING AND TRUST COMPANY,
                                       as Trustee

                                       By:
                                            ------------------------------------

                                                                         Annex B

                               DRAWING CERTIFICATE
                                   (Interest)

                                                                          [Date]
Branch Banking and Trust Company
201 2nd Street
Macon, GA 31201
Attention:  Corporate Banker

Re:   Drawing Certificate

Ladies and Gentlemen:

      Branch Banking and Trust Company, in its capacity as Trustee (the "Trustee") hereby certifies to Branch Banking and Trust Company, in its capacity as issuer of the Letter of Credit (the "Bank"), with reference to Irrevocable Letter of Credit No. ____ (the "Letter of Credit"; the terms "Bonds", "Stated Amount", "Interest Component" and "Indenture" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture.

      2. The Trustee is making a demand for payment under the Letter of Credit with respect to $________ to be used for the payment of interest on the Bonds on or prior to their stated maturity date.

      3. The amount of interest on the Bonds which is due and payable is $________ and is the amount of the sight draft accompanying this Certificate.

      4. The amount of this demand for payment and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with the Indenture, and does not exceed the Interest Component of the Stated Amount of the Letter of Credit.

      5. Upon receipt by the undersigned of the amount demanded hereby (a) the undersigned will apply the same directly to the payment when due of the interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      [6.] [Only if applicable] [The amount drawn hereby is to be used to pay interest on Bonds redeemed and not purchased. The undersigned acknowledges that upon the Bank's honoring the sight draft accompanying this Certificate, the Interest Component of the Stated Amount of the Letter of Credit shall be permanently reduced by an amount equal to 35 days interest on the principal amount of the Bonds being redeemed computed at the rate of 12% per annum.]

      [7.] [Only if applicable] [This drawing is being made on account of a conversion of the interest rate on the Bonds to a Long-Term Rate (as defined in the Indenture) extending to the final maturity of the Bonds. Such conversion will occur on _______, _______, and the Letter of Credit will terminate on _________, ______. The Letter of Credit will be surrendered to you promptly upon such termination.]

      [8.] [Only if applicable] [This drawing is being made on account of an Event of Default under the Indenture and an acceleration of the Bonds in accordance with Section 9.02 thereof. The Letter of Credit is attached hereto and is being surrendered to you herewith.]

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 20__.

                                       BRANCH BANKING AND TRUST COMPANY,
                                       as Trustee

                                       By:
                                            ------------------------------------

                                                                         Annex C

                               DRAWING CERTIFICATE
                                (Purchase Price)

                                                                          [Date]
Branch Banking and Trust Company
201 2nd Street
Macon, GA 31201
Attention:  Corporate Banker

Re:   Drawing Certificate

Ladies and Gentlemen:

      Branch Banking and Trust Company, in its capacity as Trustee (the "Trustee") hereby certifies to Branch Banking and Trust Company, in its capacity as issuer of the Letter of Credit (the "Bank"), with reference to Irrevocable Letter of Credit No. ____ (the "Letter of Credit"; the terms "Bonds", "Indenture", "Stated Amount" and "Pledged Bonds" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture.

      2. The Trustee is making a demand for payment under the Letter of Credit to be applied to the payment of the portion of the purchase price of Bonds tendered, or deemed tendered, for purchase pursuant to Section 2.14 of the Indenture, equal to the principal amount thereof. The amount of such portion of the purchase price equal to the principal amount of such Bonds is $__________.

      3. The Trustee is making a demand for payment under the Letter of Credit to be applied to the payment of the portion of the purchase price of Bonds tendered, or deemed tendered, for purchase pursuant to Section 2.14 of the Indenture, equal to the amount of accrued and unpaid interest on such Bonds to the date of purchase thereof. The amount of such portion of the purchase price equal to accrued and unpaid interest on such Bonds to the date of purchase thereof is $____________.

      4. The amount of this demand for payment is $__________ (the sum of the amounts in Paragraphs 2 and 3 above) and the sight draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture, is made in accordance with the Indenture, and does not exceed the Stated Amount of the Letter of Credit.

      5. Upon receipt of the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the appropriate amount owing on account of the purchase price of Bonds tendered, or deemed tendered, pursuant to the Indenture, (b) no portion of said amount shall be applied for any other purpose and (c) no portion of said amount shall be commingled with any other funds held by the Trustee.

      6. The Trustee agrees to hold, as the designee and agent for the Bank, the Bonds tendered for purchase and, upon request, will deliver the Bonds with respect to which this drawing relates and the purchase price of which demand is made hereunder to the Bank as Pledged Bonds entitled to a security interest in favor of the Bank.

      [7.] [Only if applicable] [This drawing is being made on account of an Event of Default under the Reimbursement Agreement and a written notice from us directing a mandatory purchase of the Bonds in accordance with Section 2.14 of the Indenture. The Letter of Credit is attached hereto and is being surrendered to you herewith.]

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 20__.

                                       BRANCH BANKING AND TRUST COMPANY,
                                       as Trustee

                                       By:
                                            ------------------------------------

                                                                         Annex D

                                     [Date]

Branch Banking and Trust Company
201 2nd Street
Macon, GA 31201
Attention:  Corporate Banker

Ladies and Gentlemen:

      Branch Banking and Trust Company, in its capacity as Trustee (the "Trustee") hereby certifies to Branch Banking and Trust Company, in its capacity as issuer of the Letter of Credit (the "Bank"), with reference to Irrevocable Letter of Credit No. ____ (the "Letter of Credit"; the terms "Bonds", the "Indenture" and "Stated Amount" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture.

      2. The Trustee hereby notifies you that on or prior to the date hereof $_________ amount of the Bonds have been paid, redeemed or defeased pursuant to the Indenture other than with funds drawn under the Letter of Credit.

      3. Following the payment, redemption or the defeasance referred to in paragraph (2) above, the aggregate principal amount of all the Bonds outstanding is $___________.

      4. The amount of interest (computed at a rate of twelve percent (12%) per annum based on a 365-day year), accruing on the Bonds referred to in paragraph 3 above for a period of 35 days is $_____.

      5. Upon receipt by the Bank of this Certificate, the Stated Amount of the Letter of Credit is reduced to $_____ (such amount being equal to the amounts specified in paragraphs 3 and 4 above).

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________, 20__.

                                       BRANCH BANKING AND TRUST COMPANY,
                                       as Trustee

                                       By:
                                            ------------------------------------

                                                                         Annex E

                                                                          [Date]

Branch Banking and Trust Company
201 2nd Street
Macon, GA 31201
Attention: Corporate Banker

Ladies and Gentlemen:

      Branch Banking and Trust Company, in its capacity as Trustee (the "Trustee") hereby certifies to Branch Banking and Trust Company, in its capacity as issuer of the Letter of Credit (the "Bank"), with reference to Irrevocable Letter of Credit No. ____ (the "Letter of Credit"; the terms "Bonds" and "Indenture" as used herein having their respective meanings set forth in the Letter of Credit) that:

      1. The Trustee is the Trustee under the Indenture.

      2. The Trustee hereby notifies you that all the Bonds have been paid, redeemed or defeased pursuant to the Indenture.

      3. The Letter of Credit is attached hereto and is being surrendered to you herewith.

      IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this ___ day of _____, 20__.

                                       BRANCH BANKING AND TRUST COMPANY,
                                       as Trustee

                                       By:
                                            ------------------------------------

                                                                         Annex F

                                                                          [Date]

Branch Banking and Trust Company
201 2nd Street
Macon, GA 31201
Attention:  Corporate Banker

Ladies and Gentlemen:

      We refer to Irrevocable Letter of Credit No. ____ (the "Letter of Credit"), issued in favor of Branch Banking and Trust Company, in its capacity as Trustee under the Indenture (as defined in the Letter of Credit).

      For value received we hereby irrevocably transfer to ____________________, hereinafter referred to as the transferee, all rights of the undersigned to draw under the above Letter of Credit in its entirety.

      By this transfer, all rights of the undersigned in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned.

      The Letter of Credit is returned herewith.

      Please notify the transferee of this transfer and the conditions of the Letter of Credit.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Signature of Transferor)

Signature Authenticated

-----------------------------------------
         (Bank)


-----------------------------------------
(Authorized Signature)

                                    EXHIBIT B

                         Form of Company Counsel Opinion

                                September 2, 2004

Branch Banking and Trust Company, as Trustee
Wilson, North Carolina

Wayne County Industrial Development Authority
Jesup, Georgia

Scott & Stringfellow, Inc. t/a BB&T Capital Markets
Richmond, Virginia

Branch Banking and Trust Company
Macon, Georgia

      Re: $4,900,000 Wayne County Industrial Development Authority Tax-Exempt Industrial Development Revenue Bonds (Absorption Corp. Project), Series 2004

Ladies and Gentlemen:

      We have acted as counsel to Absorption Corp. (the "Company") and to International Absorbents, Inc. (the "Guarantor"), in connection with the authorization, issuance and sale of the referenced Bonds (the "Bonds") by the Wayne County Industrial Development Authority (the "Issuer"). This opinion letter is being delivered pursuant to Section 8(e)(v) of the Bond Purchase Agreement for the Bonds dated September 1, 2004 (the "Purchase Agreement"), among the Issuer, the Company, the Guarantor, and Scott & Stringfellow, Inc. t/a BB&T Capital Markets, in its capacity as underwriter (in such capacity, the "Underwriter") and pursuant to Section 3.01(d) of the Letter of Credit and Reimbursement Agreement dated as of September 1, 2004 (the "Reimbursement Agreement") between the Company and Branch Banking and Trust Company (in such capacity, the "Bank"). Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Purchase Agreement and in the Reimbursement Agreement.

                                   BACKGROUND

      In connection with this opinion, we have examined fully-executed originals, or copies certified to our satisfaction, of the following documents:

            1. Indenture of Trust dated as of September 1, 2004 (the "Indenture") between the Issuer and Branch Banking and Trust Company, as trustee ( in such capacity, the "Trustee");

            2. Lease Agreement dated as of September 1, 2004 (the "Lease Agreement") between the Issuer and the Company, and the related Short Form Lease Agreement, to be recorded in the real estate records maintained by Office of the Clerk of Superior Court, Wayne County, Georgia;

            3. Guaranty Agreement dated as of September 1, 2004 (the "Company Guaranty Agreement") between the Company and the Trustee;

            4. The Purchase Agreement;

            5. Remarketing Agreement dated as of September 1, 2004 (the "Remarketing Agreement") between the Company, the Guarantor, and Scott & Stringfellow, Inc. t/a BB&T Capital Markets (in such capacity, the "Remarketing Agent");

            6. Official Statement dated August 25, 2004 (the "Official Statement"), relating to the Bonds;

            7. The Reimbursement Agreement;

            8. Guaranty Agreement dated as of September 1, 2004 (the "Guaranty Agreement") between the Guarantor and the Bank;

            9. PILOT Agreement dated as of September 1, 2004 (the "PILOT Agreement"), between the Issuer and the Company;

            10. Deed to Secure Debt and Leasehold Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of September 1, 2004 (the "Security Deed") from the Issuer and the Company to the Bank, to be recorded in the real estate records maintained by Office of the Clerk of Superior Court, Wayne County, Georgia;

            11. Security Agreement dated as of September 1, 2004 (the "Bank Security Agreement") between the Company and the Bank;

            12. Uniform Commercial Code financing statements naming the Company as debtor and the Bank as secured party and describing the collateral pledged to the Bank under the Security Deed and under the Bank Security Agreement one to be filed in the office of the Secretary of State of the State of Nevada, one to be recorded in the real estate records of the Clerk of Superior Court, Wayne County, Georgia (said places of filing being herein called the "Filing Offices" for such financing statements);

            13. Uniform Commercial Code financing statements naming the Issuer as debtor and the Bank as secured party and describing the collateral pledged to the Bank under the Security Deed one to be filed in the office of the Clerk of Superior Court, Wayne County, Georgia for indexing in the Uniform Commercial Code records and one for recording in the real estate records of the Clerk of Superior Court, Wayne County, Georgia (said places of filing being herein called the "Filing Offices" for such financing statements);

            14. Assignment of Lease and Security Agreement dated as of September 1, 2004 (the "Trustee Security Agreement") between the Issuer and the Trustee;

            15. Uniform Commercial Code financing statement naming the Issuer as debtor and the Trustee as secured party and describing the collateral pledged to the Trustee under the Trustee Security Agreement to be filed in the office of the Clerk of Superior Court, Wayne County, Georgia for indexing in the Uniform Commercial Code records (said place of filing being herein called the "Filing Offices" for such financing statements)

            16. A Limited Warranty Deed, dated as of September 1, 2004, conveying the real property component of the Project from the Lessee to the Issuer to be recorded in the real estate records of the Clerk of Superior Court, Wayne County, Georgia; and

            17. A Bill of Sale, dated as of September 1, 2004, conveying the personal property component of the Project from the Lessee to the Issuer.

      The agreements and instruments described above are hereinafter collectively referred to as the "Bond Documents." All of the Bond Documents, except the Indenture, the Guaranty Agreement, the Official Statement, the aforesaid financing statements, are hereinafter collectively referred to as the "Company Documents." The

Guaranty Agreement, the Purchase Agreement and the Remarketing Agreement are hereinafter collectively referred to as the "Guarantor Documents."

      In connection with this opinion, we also have examined originals, or copies identified to our satisfaction, of such other documents, instruments, certificates and records as we have considered appropriate in order to render our opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable documents of public officials and representatives of the Company and of the Guarantor. We have relied on a certificate of the Company of even date herewith as to due authorization, execution and delivery of the Company Documents and other representations of the Company therein. We have also relied on a certificate of the Guarantor of even date herewith as to due authorization, execution and delivery of the Guarantor Documents and other representations of the Guarantor therein.

      We note that certain of the Bond Documents provide that they shall be governed by the laws of the Commonwealth of Virginia. The opinions set forth herein are limited to matters governed by the laws of the State of Georgia and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in the State of Georgia exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Guarantor, the Bonds, the Bond Documents or any of them.

                                   ASSUMPTIONS

      In rendering this opinion we have assumed, among other things: (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures on all documents and instruments (as none were signed in our presence), (iii) the authenticity of all documents submitted to us as originals, (iv) that all documents submitted to us as copies conform with the originals thereof, (v) that the Company Documents fully state the agreement between the Company and the other parties thereto, (vi) that the Company Documents constitute the legal, valid and binding obligation of the parties thereto other than the Company and the Guarantor, enforceable against such other parties in accordance with their respective terms, (vii) that the Guarantor Documents fully state the agreement between the Guarantor and the parties thereto, and that the Guarantor Documents constitute the legal, valid and binding obligation of the parties thereto other than the Guarantor and the Company, and are enforceable against such other parties in accordance with their respective terms, (viii) the due authorization, execution and delivery of the Bond Documents by each of the parties thereto, other than the Company and the Guarantor; and (ix) that there are no agreements between any parties that would alter the agreements set forth in the Bond Documents.

      We have assumed that: (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia, (b) the Guarantor has the corporate power to conduct its business and own its properties and to execute, deliver and perform its obligations under the Guarantor Documents, (c) the Guarantor has authorized the execution, delivery and performance of the Guarantor Documents by all necessary corporate action and has duly executed and delivered each of the Guarantor Documents.

      We assume that the Company is not (a) an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge", "of which we have knowledge", or the like, it is intended to indicate that during the course of our representation of the Company and the Guarantor no information has come to our attention which would give us actual knowledge of the existence of such fact. Moreover, we have not undertaken any inquiry or comprehensive independent investigation to determine the existence or absence of such facts, and any limited inquiries made by us during the preparation of this opinion should not be regarded as such an investigation.

      Whenever we have stated that we have assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal or other inquiry or investigation, and without expressing any opinion or conclusion of any kind, concerning such matter.

                                    OPINIONS

      Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

      1. Based solely upon a Certificate of Existence with Status of Good Standing regarding the Company from the Nevada Secretary of State dated August 16, 2004, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

      2. Based solely upon a Certificate of Existence regarding the Company from the Georgia Secretary of State, dated August 25, 2004, the Company is qualified to do business and in good standing under the laws of the State of Georgia.

      3. The Company has the corporate power to conduct its business and own its properties and to execute, deliver and perform its obligations under the Company Documents.

      4. The Company has authorized the execution, delivery and performance of the Company Documents by all necessary corporate action and has duly executed and delivered each of the Company Documents.

      5. Each of the Company Documents constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

      6. Each of the Guarantor Documents constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.

      7. The Company has duly approved the Indenture. The Company has duly approved the Official Statement and has authorized the distribution of the Official Statement and the use thereof by the Underwriter and the Remarketing Agent in connection with the offering, sale and remarketing of the Bonds on behalf of the Issuer and the Company. The Company has duly executed the Official Statement.

      8. The Security Deed is in appropriate form for recordation. The legal description of the land contained in Exhibit A to the Security Deed (the "Land") is sufficient to enable the Security Deed to be recorded, and such legal description is the same as that shown in Schedule A of the commitment for the policy of title insurance issued by Chicago Title Insurance Company delivered to the Bank as required by the Reimbursement Agreement.

      9. The recording of the Security Deed and the filing of the financing statements naming the Company as debtor and the Bank as secured party in the Filing Offices in Georgia and Nevada are the only filings necessary to give constructive notice under Georgia law to third persons of the lien of the Security Deed on the real property component of the Project and to perfect a security interest in the other collateral described in those financing statements. No re-recording is necessary with respect to the Security Deed to preserve the lien created thereby.

      10. The financing statements that are to be filed in Georgia are in proper form for filing with the Filing Offices in Georgia. Upon the issuance of the Bonds and the proper filing of those financing statements in the Filing Offices in Wayne County, Georgia, the Bank will have a perfected security interest in the Company's (except to the extent of the need also to file a financing statement in Nevada) and the Issuer's interest in the collateral described in such financing statements, but only to the extent that a security interest in such collateral may be perfected by the filing of a financing statement pursuant to Article 9 of the UCC as adopted in Georgia.

      11. No state or local mortgage recording tax, stamp tax, or other fees, taxes or governmental charges, other than statutory filing and recording fees to be paid upon filing of the financing statements and recording of the Security Deed, are required to be paid in Georgia in connection with any of the transactions referred to in this opinion.

      12. The execution and delivery by the Company of the Company Documents and the performance by the Company of its obligations thereunder (i) do not and will not conflict with or violate the Company's articles of incorporation or bylaws,
(ii) to our knowledge, do not and will not conflict with or violate any order, injunction, ruling or decree by which the Company or its property is bound,
(iii) to our knowledge, do not and will not constitute a breach of or default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Company is a party or by which the Company or any of its property is bound, and (iv) do not and will not contravene or constitute a violation of any federal or Georgia constitutional or statutory provision, rule or regulation to which the Company or any of its property is subject.

      13. No consent, approval, authorization or order of any governmental body or agency is required for the approval, execution and delivery by the Company of the Company Documents which has not been obtained.

      14. To our knowledge, the execution and delivery by the Guarantor of the Guarantor Documents and the performance by the Guarantor of its obligations thereunder (i) do not and will not conflict with or violate the Guarantor's articles of incorporation or bylaws, (ii) do not and will not conflict with or violate any order, injunction, ruling or decree by which the Guarantor or its property is bound, (iii) do not and will not constitute a breach of or default under any agreement, indenture, mortgage, lease, note or other obligation, instrument or arrangement to which the Guarantor is a party or by which the Guarantor or any of its property is bound, and (iv) do not and will not contravene or constitute a violation of any law, rule or regulation to which the Guarantor or any of its property is subject.

      15. No consent, approval, authorization or order of any federal or Georgia state or local governmental body or agency is required for the approval, execution and delivery by the Guarantor of the Guarantor Documents which has not been obtained.

      The opinions expressed above are subject to the following qualifications and limitations:

      (a) As to the binding effect and enforceability of the Company Documents against the Company and as to the binding effect and enforceability of Guarantor Documents against the Guarantor, our opinions are limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of landlords and creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) equitable limitations upon the enforcement (whether by an action for specific performance, injunctive relief or otherwise and whether at law or in equity) of remedies; (iii) the exercise of judicial discretion in accordance with the general principles of equity. The enforceability opinions set forth in paragraphs 5 and 6, above, are subject to the qualification that certain provisions of the Company Documents or Guarantor Documents may not be enforceable; nevertheless, such unenforceability will not render any of the Company Documents or any of the Guarantor Documents invalid in their entirety, or render them legally inadequate for the practical realization of the principal benefits intended to be provided to the Bank, the Underwriter, the Trustee and/or the Issuer by such Bond Documents, taken as a whole, upon a material breach by the Company or the Guarantor under any of such Bond Documents, or preclude (i) the judicial enforcement of the obligation of the Company to make payments to repay the principal of amounts draw under the Letter of Credit together with interest, if any, thereon, as provided in the Reimbursement Agreement, as limited by any applicable usury laws and subject to the obligation to confirm an exercise of power of sale pursuant to O.C.G.A.
Section 44-14-161 as a prerequisite to the collection of any deficiency judgment with respect to the related debt, (ii) the acceleration of the obligation of Guarantor to repay such principal, together with such interest, upon a material default by Company in the payment of such principal or interest, and (iii) the non-judicial foreclosure of the security title to the real property by exercise of power of sale pursuant to the Security Deed in accordance with Georgia law.

      (b) The opinions set forth herein are subject to the qualifications, limitations and exceptions set forth below as follows:

            (1) The opinion as to the enforceability of any of the Bond Documents is further subject to the effect of other statutes or judicial decisions rendering ineffective or limiting certain provisions contained in the Bond Documents. However, in our opinion, such other statutes and decisions do not invalidate any of the Bond Documents in their entirety, or render them legally inadequate for the practical realization of the principal benefits intended to be provided to the Bank, the Underwriter, the Trustee and/or the Issuer by the Bond Documents, taken as a whole, upon a material breach by the Company or the Guarantor of any of the Bond Documents. Provisions referred to in this paragraph (b)(1) that may be so limited or rendered ineffective include, without limitation: (i) those that purport to waive statutory or common law rights; (ii) those that provide for the exercise of setoff or similar rights; (iii) those pursuant to which a party purports to waive, limit or define rights (including, without limitation, rights to a trial by jury and rights to contest jurisdiction or venue in any legal proceeding) in a manner or to a degree that may contravene public policy or constitutional or statutory prohibitions against such waivers; (iv) those that purport to give a party the right to recover damages or losses that the party could have avoided with reasonable efforts to mitigate its damages or losses; (v) any provision purporting to appoint a party as an attorney-in-fact for another party, except in connection with a power-of-sale in a deed to secure debt; (vi) those requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy; and (vii) the waiver of procedural, substantive or constitutional rights or other legal or equitable rights, including, without limitation, the marshalling of assets; the right of statutory or equitable redemption; the confession or consent to any judgment; the consent by Company or Guarantor to the jurisdiction of any court or to service of process in any particular manner; forum selection clauses; disclaimers or limitations of liabilities; discharges of defenses; the exercise of self-help or other remedies without judicial process; or the appointment of a receiver to the extent that the appointment of a receiver is governed by applicable statutory requirements and is otherwise within the discretion of the court. Without limitation, with respect to the validity, enforceability and binding effect of any environmental indemnity and hold harmless agreements by any party that may be included in the Bond Documents, we have relied upon a number of federal court decisions. However, we note that some cases arising under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") support the proposition that such private indemnity agreements are not enforceable. Therefore, the enforceability of these provisions cannot be said to be free from doubt, and, notwithstanding anything contained herein which may appear to be to the contrary, our opinions in this letter are so qualified. In addition, we note that CERCLA and other environmental laws have sometimes been interpreted to impose independent liability on lenders in a manner that may, under certain circumstances, override the provisions of the Bond Documents.

            (2) We express no opinion as to the enforceability of any provisions of any of the Bond Documents which impose liquidated damages, penalties or forfeitures.

            (3) Georgia Code Annotated Section 13-1-11 sets forth the procedures and limitations applicable to the collection of attorneys' fees pursuant to the Bond Documents. Accordingly, any provisions in the Bond Documents relating to the ability of a party to any of the Bond Documents to collect attorneys' fees are subject to those limitations.

      In connection with the opinions set forth above, we call your attention to the following:

      1. Our opinion set forth herein regarding security interests in personal property and fixtures and the perfection of any such security interests is limited to Article 9 of the UCC, and therefore does not address (i) laws of jurisdictions other than the State of Georgia, (ii) collateral of a type not subject to Article 9 of the UCC, or (iii) what law governs perfection of the security interests granted in any collateral. We assume that all information appearing on the financing statements is correct. We also assume that the description of the collateral in the Bond Documents reasonably identifies it, and is legally adequate. No opinion is given that a deed to secure debt or a security agreement is sufficient or effective as a financing statement.

      2. Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired after the commencement of a proceeding may be subject to a security interest arising from a security agreement entered into by the debtor prior to the commencement of such proceeding.

      3. We express no opinion with respect to the perfection of any security interest in any collateral consisting of goods that are or are to become fixtures, standing timber to be cut, farm products, consumer goods, as-extracted collateral, or goods covered by certificates of title;

      4. We note that a record communicated to the filing office with tender of the appropriate filing fee, but which the filing office refuses to accept for a reason other than one set forth in O.C.G.A. Section 11-9-516(b), is not effective against a purchaser of collateral who gives value in reasonable reliance upon the absence of the record from the files.

      5. Under certain circumstances described in O.C.G.A. Section 11-9-31-5, the perfected security interest in proceeds of the collateral may cease to continue or become unperfected.

      6. Under certain circumstances respectively described in O.C.G.A. Sections 11-9-317, 11-9-320 and 11 9-321, buyers, lessees and licensees of the collateral may take the same free and clear of a perfected security interest.

      7. Pursuant to O.C.G.A. Section 11-9-507(c), perfection of a security interest in the collateral will terminate as to any property acquired by the Company more than four months after the date the Company so changes its name as to make the filed financing statement seriously misleading unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed within four months after the change.

      8. Pursuant to O.C.G.A. Section 11-9-316, perfection of a security interest in the collateral will terminate as provided therein in connection with either a change of the debtor's location to another jurisdiction or the transfer of collateral to a person that thereby becomes a debtor and is located in another jurisdiction.

      9. We express no opinion with respect to the priority of any security interest granted in the collateral.

      10. We express no opinion regarding the enforceability of any provisions of the Bank Security Agreement or the Trustee Security Agreement, to the extent that they purport to waive or vary the rules stated in the Sections of the UCC enumerated in O.C.G.A. Section 11-9-602.

      11. We express no opinion regarding the enforceability of provisions of the Bond Documents that purport to render void and of no effect any transfers of the Company's rights in the collateral in violation of the terms of the Bond Documents.

      12. As to due recordation and validity of the Security Deed, the Bank is relying solely upon a title insurance commitment for a lender's policy issued by a title insurance company.

      13. Enforceability of the Bond Documents may be limited by any unconscionable or inequitable conduct of the parties thereto, defenses arising from the parties' failure to act in accordance with the terms and conditions of the Bond Documents, defenses arising as a consequence of the passage of time, or defenses arising as a result of the parties' failure to act reasonably or in good faith.

      14. We express no opinion on the enforceability of any provisions permitting modifications of the Bond Documents only if in writing.

      15. The following matters, including their effects and the effects of non-compliance, are not covered by implication or otherwise in this letter: (i) antitrust and unfair competition law; (ii) federal and state securities laws;
(iii) fiduciary obligations; (iv) pension and employee benefit law, e.g., ERISA;
(v) Regulations T, U and X of the Board of Governors of the Federal Reserve System; (vi) fraudulent transfer law; (vii) environmental law (except as expressly stated above); (ix) zoning, land use, subdivision and other development laws; (ix) Hart-Scott-Rodino, Exon-Florio and other laws related to filing requirements, other than charter-related filing requirements, such as requirements for filing articles of merger; (x) Bulk transfer law; (xi) tax law;
(xii) patent, copyright, trademark and other intellectual property law; (xiii) Racketeering law, e.g., RICO; (xiv) criminal Statutes of general application, e.g., mail fraud and wire fraud; (xvi health and safety law, e.g., OSHA; (xvii) labor law; (xviii) law concerning national or local emergency; and (xvii) law concerning access by the disabled and building codes.

      16. Our opinion as to the validity, enforceability and binding effect of any assignment of leases or rents contained in any of the Bond Documents is further qualified by the effect, if any, of the holding in the case styled Financial Security Assurance, Inc. v. Tollman-Hundley Dalton, L.P. 165 B.R. 698 (Bankr. N.D.Ga. 1994), in which the District Court held, in part, that: "In Georgia, a mortgagee with a security interest in rents is not entitled to receive the rents until it takes possession of and has complete control over the land or rents. Matter of Keller, 150 B.R. 835 (Bankr.N.D.Ga.1993); In re Polo Club Apartment Associates Ltd., 150 B.R. 840 (Bankr.N.D.Ga.1993) * * *. Thus, in or out of bankruptcy, under Georgia law, [the secured party is] not entitled to the rents prior to the time it foreclose[s] on the land."

      Aside from advising you of the requirements of O.C.G.A. Section 44-14-161, no opinion is given herein as to any requirement for the Bank to make an election of remedies, or as to the order in which the Bank should or is permitted to proceed against any part or type of the collateral, or as to related procedural matters.

                                      * * *

      We advise you that the information contained in the Official Statement under the headings "THE COMPANY," "THE PROJECT," and "LITIGATION" (to the extent that litigation affecting the Company is described under that heading) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the items set forth in the preceding sentence, we did not participate in the preparation of the Official Statement and have not undertaken to verify the accuracy of the information contained therein; therefore, we express no opinion as to the accuracy or completeness thereof; however, nothing has come to our attention which would lead us to believe that the Official Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no view about the information concerning the validity or tax-exempt status of the Bonds, The Depository Trust Company and the book-entry system for the Bonds or the Bank or about the financial and statistical data contained in the Official Statement).

      In addition, we advise you that, to our knowledge, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Company or the Guarantor, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the condition (financial or otherwise) of the Company or the Guarantor or would adversely affect (i) the transactions contemplated by, or the validity or enforceability of, the Bond Documents or
(ii) the tax-exempt status of interest on the Bonds.

                                      * * *

      This opinion is given as of the date hereof and we assume no obligation to update, revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur

      This opinion letter is delivered solely for your benefit in connection with the issuance of the Bonds and consummation of transactions contemplated thereby and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes of applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                       Very truly yours,

                                       SEYFARTH SHAW LLP


                                       /s/ Griffith Pitcher
                                       -----------------------------------------
                                       Griffith F. Pitcher

                                Schedule 5.01(f)

                          Form of Officer's Certificate

      The undersigned __________________________, the __________ of Absorption
Corp. (the "Company") and chief financial officer of the Company, hereby certifies to Branch Banking and Trust Company (the "Bank") pursuant to Section 5.01(f) of the Letter of Credit and Reimbursement Agreement dated as of September 1, 2004 between the Company and the Bank (the "Agreement") that,

      (i) to the best of his knowledge, the Company has performed and observed each and every agreement contained in the Agreement;

      (ii) attached hereto are calculations evidencing compliance with the financial covenants of the Agreement; and

      (ii) no Event of Default (as defined in the Agreement) has occurred.

      This ______ day of ________________, 20__.



                                       -----------------------------------------
                                       David Thompson
                                       Chief Financial Officer